Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190588

SUPPLEMENT NO. 22
DATED NOVEMBER 21, 2014
TO THE PROSPECTUS DATED NOVEMBER 25, 2013
OF PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

This Supplement No. 22 supplements, and should be read in conjunction with, the prospectus of Phillips Edison — ARC Grocery Center REIT II, Inc., dated November 25, 2013. This Supplement No. 22 supersedes and replaces all prior supplements to the prospectus. Unless otherwise defined in this Supplement No. 22, capitalized terms used herein have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose, among other things, the following:

•	operating information, including the status of the offering, portfolio data, information regarding our current borrowings, selected financial data, distribution information, information about our share repurchase program, and compensation to our Advisor, our Sub-advisor, our Dealer Manager, and their affiliates;
•	updated investor suitability standards;
•	an update to our ownership structure chart;
•	updates to the risk factors related to this offering;
•	an update relating to our investment policies;
•	updated disclosure regarding our management;
•	updated disclosure regarding the management of our Dealer Manager, our AR Capital sponsor and our Advisor;
•	updated information regarding the prior performance of programs operated by our sponsors, including prior performance tables;
•	updated discussion of our property management fee;
•	updated disclosure regarding management compensation;
•	updated information regarding the description of our real estate assets and financing arrangements;
•	information regarding a purchase of shares subject to a volume discount;
•	removal of the automatic purchase plan;
•	information incorporated by reference;
•	“Experts” information;
•	a revised subscription agreement; and
•	our Quarterly Report on Form 10-Q for the period ended September 30, 2014 (excluding the exhibits thereto) as Annex A.

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering on November 25, 2013, pursuant to which we are offering up to 80,000,000 shares of our common stock, par value $0.01 per share, in our primary offering at $25.00 per share, with discounts available for certain categories of purchasers, and up to 20,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, initially at $23.75 per share. As of November 19, 2014, we had raised aggregate gross offering proceeds of approximately $528.2 million from the sale of approximately 21.3 million shares in our initial public offering, including shares sold under our DRIP.

Real Estate Investment Summary

Real Estate Portfolio

As of October 31, 2014, we, directly or indirectly, owned a fee simple interest in 13 grocery-anchored shopping centers acquired from third parties unaffiliated with us or our Advisor. The following is a summary of our consolidated real property investments as of October 31, 2014 (dollar amounts stated in thousands, except for per leased square foot amounts):

Property Name	Location	Anchor Tenant		Ownership Interest	Date Acquired	Contract Purchase Price(1)	Cap Rate(2)	Cap Rate with Straight- Line Rent(3)	Rentable Square Footgage	Annualized Effective Rent(4)	Annualized Effective Rent per Leased Square Foot	Average Remaining Lease Term in Years	% Leased
Bethany Village Shopping Center	Alpharetta, GA	Publix		100%	3/14/2014	$11,151	6.6%	6.8%	81,674	$841	$11.04	4.8	93.3%
Staunton Plaza	Staunton, VA	Martin’s	(5)	100%	4/30/2014	$17,200	7.2%	7.6%	80,265	$1,348	$16.79	10.7	100.0%
Northpark Village	Lubbock, TX	United Super markets	(6)	100%	7/25/2014	$8,200	6.8%	6.9%	70,479	$593	$8.70	4.1	96.8%
Spring Cypress Village	Houston, TX	Sprouts		100%	7/30/2014	$21,400	6.2%	6.4%	97,488	$1,267	$15.80	6.8	82.3%
Kipling Marketplace	Littleton, CO	Safeway		100%	8/7/2014	$12,350	7.4%	7.6%	90,124	$990	$11.48	3.4	95.7%
Lake Washington	Melbourne, FL	Publix		100%	8/15/2014	$13,400	7.3%	7.6%	118,698	$1,149	$11.23	3.8	86.2%
Metro West Village	Orlando, FL	Publix		100%	8/20/2014	$18,616	6.5%	6.7%	106,977	$1,185	$11.70	2.6	94.7%
Kings Crossing	Sun City, FL	Publix		100%	8/26/2014	$14,000	6.2%	6.3%	75,020	$906	$12.44	3.9	97.1%
Commonwealth Square	Folsom, CA	Raley's		100%	10/2/2014	$19,371	7.0%	7.3%	141,310	$1,934	$16.25	4.8	84.2%
Colonial Promenade	Winter Haven, FL	Walmart	(7)	100%	10/10/2014	$33,277	6.3%	6.4%	280,228	$2,080	$7.57	11.1	98.1%
Point Loomis	Milwaukee, WI	Pick 'n Save		100%	10/21/2014	$10,350	7.2%	7.2%	160,533	$770	$4.80	4.5	100.0%
Hilander Village	Roscoe, IL	Schnuck’s		100%	10/22/2014	$9,252	8.5%	8.5%	125,712	$983	$9.03	4.6	86.6%
Milan Plaza	Milan, MI	Kroger		100%	10/22/2014	$2,300	8.7%	8.9%	61,357	$254	$4.91	5.4	84.3%

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	The capitalization rate is calculated by dividing the annualized in-place net operating income of a property as of the date of acquisition by the contract purchase price of the property. Annualized in-place net operating income is calculated by subtracting the estimated annual operating expenses of a property from the annualized rents to be received from tenants occupying space at the property as of the date of acquisition.
(3)	The capitalization rate with straight-line rent is calculated by dividing the annualized in-place net operating income, inclusive of straight-line rental income, of a property as of the date of acquisition by the contract purchase price of the property. Annualized in-place net operating income is calculated by subtracting the estimated annual operating expenses of a property from the straight-line annualized rents to be received from tenants occupying space at the property as of the date of acquisition.
(4)	We calculate annualized effective rent as monthly contractual rent as of October 31, 2014 multiplied by 12 months, less any tenant concessions. There were annualized tenant concessions of $0.1 million as of October 31, 2014.
(5)	Martin’s is an affiliate of Ahold USA.
(6)	United Supermarkets is an affiliate of Albertsons LLC.
(7)	The anchor tenant of Colonial Promenade is a Walmart Supercenter.

We believe that our real estate properties are suitable for their intended purposes and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties. Our properties are located in markets where there is competition for attracting new tenants and retaining current tenants.

Significant Tenants and Lease Expirations

The following table sets forth information regarding the two tenants occupying ten percent or more of the aggregate rentable square footage at our shopping centers as of October 31, 2014:

Tenant Name	Tenant Industry	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Rentable Square Footage	% of Total Portfolio Rentable Square Footage	Lease Expiration
Walmart	Retail – Grocery Store	$1,500,000	10.5%	223,038	16.1%	August 2028
Publix	Retail – Grocery Store	$1,481,476	10.4%	191,444	13.9%	Tenant has multiple locations

(1)	We calculate annualized effective rent as monthly contractual rent as of October 31, 2014 multiplied by 12 months, less any tenant concessions.

No material tenant credit issues have been identified at this time. As of October 31, we had no material current tenant rent balances outstanding over 90 days.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the next 10 years ending December 31 for our properties owned as of October 31. The table shows the approximate leased rentable square feet and annualized effective rent represented by the applicable lease expirations:

Year Ending December 31	Number of Expiring Leases	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Leased Rentable Square Feet Expiring(2)	% of Rentable Square Feet Expiring
2014	4	$267,786	1.9%	11,297	0.8%
2015	37	1,521,242	10.6%	121,574	8.8%
2016	32	1,048,824	7.3%	59,967	4.3%
2017	31	1,588,346	11.1%	179,527	13.0%
2018	30	1,874,706	13.1%	140,826	10.2%
2019	19	1,207,289	8.4%	37,642	2.7%
2020	13	1,779,101	12.4%	243,617	17.6%
2021	8	1,235,005	8.6%	206,430	14.9%
2022	3	130,005	1.0%	6,972	0.6%
2023	3	204,691	1.5%	14,777	1.1%
Thereafter	14	3,445,844	24.1%	358,685	26.0%
	194	$14,302,839	100.0%	1,381,314	100.0%

(1)	We calculate annualized effective rent as monthly contractual rent as of October 31, 2014 multiplied by 12 months, less any tenant concessions.
(2)	Does not include tenants that have not begun to pay rent, as the expiration dates for such leases have not been determined as of the date of this supplement.

Portfolio Tenancy

Prior to the acquisition of a property, we assess the suitability of the grocery anchor tenant and other tenants in light of our investment objectives, namely, preserving capital, providing stable cash flows for distributions and realizing growth in the value of our assets upon the sale of the assets. Generally, we assess the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition and demographics. When assessing the tenancy of the non-anchor space at the shopping center, we consider the tenant mix at each shopping center in light of our portfolio, the proportion of national and non-national franchise tenants, and credit-worthiness of specific tenants. When evaluating non-national tenancy, we attempt to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more persons.

The following table presents the composition of our portfolio by tenant type as of October 31, 2014:

Tenant Type	Leased Square Footage	% of Leased Square Footage	Annualized Effective Rent	% of Annualized Effective Rent
Grocery anchor	868,390	62.9%	$6,608,712	46.2%
National and regional	316,738	22.9%	4,147,152	29.0%
Local	196,186	14.2%	3,546,975	24.8%
	1,381,314	100.0%	$14,302,839	100.0%

Our Debt Obligations

As of October 31, 2014, our debt-to-gross-real-estate-asset ratio, or the ratio of total debt to total purchase price of real estate assets, was approximately 10.9%. The following is a summary of all of our debt obligations as of October 31, 2014:

Property and Related Loan	Outstanding Principal Balance	Maximum Loan Capacity	Interest Rate		Loan Type	Payments	Maturity Date
Staunton Loan	$12.5 million	$12.5 million	5.99	%(1)	First mortgage loan	Monthly interest and principal payments	October 1, 2036(2)
Commonwealth Loan	$7.2 million	$7.2 million	4.25%		First mortgage loan	Monthly interest and principal payments	June 1, 2023

(1)	On October 1, 2016, the interest rate will adjust to the greater of 5.99% per annum or the treasury rate for the week ending prior to October 1, 2016, plus 5.00% per annum.
(2)	The anticipated repayment date is October 1, 2016, subject to the terms in the loan assumption agreement.

On July 2, 2014, we entered into a revolving loan agreement, or the Revolving Credit Facility, with KeyBank National Association, an unaffiliated entity, as administrative agent, swing line lender and letter of credit issuer, along with certain other lenders, to borrow up to $200 million. Subject to certain conditions, the Revolving Credit Facility provides us with the ability from time to time to increase the size of the Revolving Credit Facility from the initial $200 million up to a total of $700 million. We do not currently have any borrowings outstanding under the terms of this facility. For more information about the Revolving Credit Facility, see “Investments in Real Estate Assets — Financing Transactions — Revolving Credit Facility” elsewhere in this prospectus supplement.

Selected Financial Data

As of December 31, 2013, we had not yet commenced significant operations or entered into any arrangements to acquire any specific investments. See the consolidated balance sheet, consolidated statement of operations and comprehensive loss, consolidated statement of equity, and consolidated statement of cash flows included in our consolidated financial statements as of and for the year ended December 31, 2013 incorporated by reference into this prospectus supplement.

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended September 30, 2014, included elsewhere in this prospectus:

(in thousands)	As of September 30, 2014
Balance Sheet Data:
Investment in real estate assets, net	$106,381
Acquired intangible lease assets, net	11,229
Cash and cash equivalents	243,948
Other assets	20,209
Total assets	$381,767
Mortgages and loans payable	12,825
Accounts payable – affiliates	686
Other liabilities	6,351
Total liabilities	19,862
Equity	361,905
Total liabilities and equity	$381,767

(in thousands, except share and per share data)	For the Nine Months Ended September 30, 2014
Operating Data:
Total revenues	$2,548
Property operating expenses	411
Real estate tax expense	322
General and administrative expenses	962
Acquisition expenses	2,080
Depreciation and amortization	1,186
Operating loss	$(2,413)
Other income	15
Interest expense	(631)
Net loss	(3,029)
Cash Flow Data:
Net cash provided by operating activities	$133
Net cash used in investing activities	$(119,391)
Net cash provided by financing activities	$363,106
Per Share Data:
Net loss attributable to common shareholders per share – basic and diluted	$(0.44)
Weighted average distributions per share declared	$1.08
Weighted average shares outstanding – basic and diluted	6,825,981

Distribution Information

We began paying distributions to stockholders of record during February 2014. As of September 30, 2014, our board of directors had authorized distributions based on daily record dates for each day during the monthly periods from February 1, 2014 through September 30, 2014. All authorized distributions for each month in 2014 were equal to a daily amount of $0.00445205479 per share of common stock. A substantial portion of each distribution is expected to constitute a return of capital for tax purposes. Distributions declared, distributions paid and sources of distributions paid were as follows for months of February through September 2014 (in thousands, excluding per share amounts):

			Distributions Paid						Sources of Distributions Paid
Period	Distributions Declared	Distributions Declared Per Share(1)	Cash		Reinvested via DRIP		Total		Cash Flows from Operations		Proceeds from Issuances of Common Stock		Common Stock Issued Pursuant to the DRIP/ Offering Proceeds
Feb-14	$148	$0.00445205479	$78		$70		$148		$—		$78		$70
Mar-14	$371	$0.00445205479	$206		$165		$371		$—		$206		$165
Apr-14	$550	$0.00445205479	$285		$265		$550		$—		$285		$265
May-14	$806	$0.00445205479	$397		$409		$806		$—		$397		$409
Jun-14	$1,049	$0.00445205479	$502		$547		$1,049		$—		$502		$547
Jul-14	$1,427	$0.00445205479	$674		$753		$1,427		$—		$674		$753
Aug-14	$1,817	$0.00445205479	$850		$967		$1,817		$133		$717		$967
Sep-14	$2,120	$0.00445205479	$—	(2)	$—	(2)	$—	(2)	$—	(2)	$—	(2)	$—	(2)

(1)	Assumes that a share was issued and outstanding each day during the month. We anticipate that some or all of the monies needed to pay future distributions will be funded from the net proceeds of our “reasonable best efforts” offering unless and until we make investments that generate sufficient cash flow from operations to fully pay distributions.
(2)	Distributions for the period from September 1, 2014 through September 30, 2014 were paid subsequent to September 30, 2014.

For the nine months ended September 30, 2014, net cash flows provided by operations covered 2.2% of our distributions paid, calculated in accordance with GAAP. As shown in the table above, we funded distributions with cash flows provided by operations, proceeds from our IPO and proceeds from our IPO which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, our cumulative distributions have exceeded our cumulative FFO. See “Risk Factors — Risks Related to an Investment in Phillips Edison — ARC Grocery Center REIT II, Inc. — Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute our stockholders’ interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect our stockholders’ overall return.”

Distributions — 2013 Tax Allocation

For tax allocation purposes, no distributions were paid in 2013.

Share Repurchases

We have adopted a share repurchase program. The program is described in more detail in our prospectus. See “Share Repurchase Program.” We did not receive any requests for repurchase during the year ended December 31, 2013 and the nine months ended September 30, 2014, and no shares were repurchased.

Fees Earned by and Expenses Reimbursable to Our Advisor, Our Sub-Advisor, Our Dealer Manager and Their Affiliates

Summarized below are the fees earned by and expenses reimbursable to our Advisor, our Sub-advisor, our Dealer Manager and their affiliates for the nine months ended September 30, 2014 and any related amounts payable as of September 30, 2014:

	Nine Months Ended September 30, 2014
Form of Compensation	Incurred	Paid	Unpaid/(Prepaid)
Offering Stage
Selling Commissions	$27,573,000	$27,573,000	$—
Dealer Manager Fee	12,622,000	12,622,000	—
Reimbursement of organization and offering expenses	12,119,000	12,473,000	(354,000)
Operational Stage
Acquisition fees	$1,164,000	$1,164,000	$—
Debt financing fee	1,595,000	1,595,000	—
Asset management fee	2,000	1,000	1,000
Property management fee	92,000	49,000	43,000
Leasing commissions	7,000	7,000	—
Construction management fees	12,000	7,000	5,000
Reimbursement of other operating expenses	76,000	51,000	25,000

PROSPECTUS UPDATES

Investor Suitability Standards

The following suitability standards in the section of the prospectus captioned “INVESTOR SUITABILITY STANDARDS,” which begins on page ii, are amended and restated as follows.

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.

New Jersey

•	New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Maine

•	In addition to the general suitability requirements described above, the Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	A Massachusetts investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico and Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Prospectus Summary

The following disclosure supersedes and replaces the corresponding disclosure contained in the section of prospectus captioned “What is the ownership structure of the company and the entities that perform services for you?” on page 13 of the prospectus.

What is the ownership structure of the company and the entities that perform services for you?

Risk Factors

The following risk factors revise and supplement, as appropriate, the “Risk Factors” section of the prospectus, which begins on page 29 of the prospectus.

Risk Factors — Risks Related to an Investment in Phillips Edison — ARC Grocery Center REIT II, Inc.

To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, a portion of our distributions from the net proceeds of our “best efforts” offering, which reduces the amount of cash we ultimately have to invest in assets, negatively impacting the value of our stockholders’ investment and is dilutive to our stockholders.

Our organizational documents permit us to pay distributions from sources other than cash flow from operations. Specifically, some or all of our distributions may be paid from retained cash flow, from borrowings and from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of our “reasonable best efforts” offering. Accordingly, until such time as we are generating cash flow from operations sufficient to cover distributions, during the pendency of our “reasonable best efforts” offering, we have and will likely continue to pay distributions from the net proceeds of the offering. We have not established any limit on the extent to which we may use alternate sources, including borrowings or proceeds of the offering, to pay distributions. We began declaring distributions to stockholders of record during February 2014. A portion of the distributions paid to stockholders to date have been paid from the net proceeds of our “reasonable best efforts” offering, which reduces the proceeds available for other purposes. For the nine months ended September 30, 2014, we paid distributions of $6.2 million, including distributions reinvested through our distribution reinvestment plan, and our GAAP cash flows from operations were $0.1 million. To the extent we pay cash distributions, or a portion thereof, from sources other than cash flow from operations, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. In addition, by using the net proceeds of our “reasonable best efforts” offering to fund distributions, earlier investors may benefit from the investments made with funds raised later in our “reasonable best efforts” offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors.

Because no public trading market for our shares currently exists, it is difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, it will likely be at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 30 days’ notice. Further, the share repurchase program includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. Therefore, it is difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

We are a recently formed company with a limited operating history and neither the Advisor nor the Sub-advisor has significant operating history or experience operating a public company, which makes our future performance difficult to predict.

We are a recently formed company and have a limited operating history. We were incorporated in the State of Maryland on June 5, 2013. As of the date hereof, we own only four properties. Our stockholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of the Advisor or affiliates of the Sub-advisor.

The Advisor was formed on July 9, 2013 and has had limited operations as of the date hereof. In addition, the Sub-advisor was formed on June 4, 2013 and has had limited operations as of the date of this report. Therefore, our stockholders should be cautious when drawing conclusions about our future performance, and you should not assume that it will be similar to the prior performance of other Phillips Edison- or AR Capital-sponsored programs. Our lack of an operating history and the Advisor’s and the Sub-advisor’s limited operating history significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our Dealer Manager to successfully conduct our offering, which makes an investment in us more speculative.

We have retained our Dealer Manager, an entity which is under common ownership with our Advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our Dealer Manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our Dealer Manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

If our Dealer Manager terminates its dealer manager relationship with us, our ability to successfully complete our offering and implement our investment strategy would be significantly impaired.

Our Dealer Manager has the right to terminate its relationship with us if, among other things, any of the following occur: (1) our voluntary or involuntary bankruptcy; (2) we materially change our business; (3) we become subject to a material action, suit, proceeding or investigation; (4) a material breach of the dealer manager agreement by us (which breach has not been cured within the required timeframe); (5) our willful misconduct or a willful or grossly negligent breach of our obligations under the dealer manager agreement; (6) the issuance of a stop order suspending the effectiveness of the registration statement of which this prospectus forms a part by the SEC and not rescinded within 10 business days of its issuance; or (7) the occurrence of any event materially adverse to us and our prospects or our ability to perform our obligations under the dealer manager agreement. If our Dealer Manager elects to terminate its relationship with us, our ability to complete this offering and implement our investment strategy would be significantly impaired and would increase the likelihood that our stockholders could lose all or a part of their investment.

Distributions paid from sources other than our cash flows from operations may dilute your interests in us especially if you purchase shares in this offering prior to the net asset value (“NAV”) pricing date, and may adversely affect your overall return.

Until we are generating operating cash flow from properties or other real estate-related investments sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from sources other than our operating cash flows which may include borrowings, including, but not limited to, possible borrowings from our Advisor Entities or their affiliates, advances from our Advisor Entities, and our Advisor Entities’ deferral, suspension or waiver of its fees and expense reimbursements. Specifically, should we pay distributions from sources other than our operating cash flows, our per share NAV will be diluted because we will be allocating less funds to investments in our targeted assets. Thus, if you purchased shares at the initial public offering price of $25.00 per share prior to the time we calculate NAV and we pay distributions from sources other than our operating cash flows, your interest in us could be diluted and your overall return may be diminished.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute our stockholders’ interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect our stockholders’ overall return.

Our cash flows provided by operations were $0.1 million for the nine months ended September 30, 2014. During the nine months ended September 30, 2014, we paid distributions of $6.2 million, of which $0.1 million, or 2.2%, was funded from cash flows from operations, $2.9 million, or 46.8%, was funded from proceeds from the IPO and $3.2 million, or 51.0%, was funded from proceeds from our IPO which were reinvested in common stock issued under our DRIP. During the nine months ended September 30, 2014 cash flow from operations included an increase in accounts payable and accrued expenses of $2.1 million, as reflected on the statement of cash flows. Accordingly, if these accounts payable and accrued expenses had been paid during the nine months ended September 30, 2014, there would have been $2.1 million less in cash flow from operations available to pay distributions. Using offering proceeds to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes, and reduces our per share stockholders' equity. We may continue to use net offering proceeds to fund distributions.

We may not generate sufficient cash flows from operations to pay distributions. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor Entities, and our Advisor Entities’ deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute each stockholder's interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to stockholders upon a liquidity event, any or all of which may have an adverse effect on an investment in our shares.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our sponsors and the real estate professionals affiliated with our sponsors to identify suitable investments. The public and private programs sponsored by our Phillips Edison sponsor, especially those for which the offering proceeds have not been fully invested and/or have superior rights to purchase suitable assets, rely on our Phillips Edison sponsor for investment opportunities. Similarly, the programs sponsored by our AR Capital sponsor rely on our AR Capital sponsor for investment opportunities. To the extent that our sponsors and the other real estate professionals employed by our Advisor Entities face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering and the continuing high demand for the types of properties and other investments we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, our stockholders could suffer delays in receiving the cash distributions attributable to those particular properties.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends primarily upon the performance of our Sub-advisor, acting on behalf of our Advisor, with respect to the acquisition of our investments, including the ability to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, historically there have been disruptions and dislocations in the credit markets which have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A similar period in which there is a lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. During such times, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. This lack of available debt could also result in a reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may decrease significantly below the amount we paid for such assets.

We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We can give no assurance that our Sub-advisor, acting on behalf of our Advisor, will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved. If we are unable to find suitable investments promptly, or if the rate of the equity raise outpaces our expectations and/or ability to locate suitable investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Disruptions in the financial markets and challenging economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related debt investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We may allocate a small percentage of our portfolio to real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments, (2) the performance of the assets underlying the investments and (3) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility, the number of buyers participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to us on new investments could decrease. Conversely, a lack of liquidity could cause the returns available to us on new investments to increase.

Continued disruptions in the financial markets and slow economic growth could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Despite improved access to capital for companies, the capital and credit markets continue to be subject to potential volatility and disruption. The health of the global capital markets remains a concern. The banking industry has experienced improved earnings and is better capitalized, but the relatively low growth economic environment has caused the markets to question whether financial institutions are truly appropriately capitalized. Lenders have continued to work with borrowers to amend, extend, and refinance existing loans; however, as more loans reach maturity, there is the potential for credit losses. The FDIC’s list of troubled financial institutions is still quite large and the threat of more bank closings will weigh on the financial markets. Looking forward, it is unclear whether mortgage delinquencies have peaked and if there is refinancing capacity for maturities.

If further disruptions in the financial markets occur, uncertain economic conditions could adversely affect the values of our investments. Furthermore, a decline in economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in grocery-anchored shopping centers could decrease below the amounts we paid for such investments;
•	the value of collateral securing any loan investment that we may make could decrease below the outstanding principal amounts of such loans;
•	revenues from properties we acquire could decrease due to fewer tenants or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on future debt financings; and
•	revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for the borrower to meet its payment obligations to us.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

We may change our targeted investments without stockholder consent.

We expect to allocate at least 90% of our portfolio to investments in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, regional, and local creditworthy tenants selling necessity-based goods and services in strong demographic markets throughout the United States. We may allocate up to 10% of our portfolio to other real estate properties and real estate-related loans and securities such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our current targeted investments. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Because we are dependent upon our Advisor Entities and their affiliates to conduct our operations, any adverse changes in the financial health of our Advisor Entities or their affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investments.

We are dependent on our Sub-advisor, which is responsible for our day-to-day operations and is primarily responsible for the selection of our investments on behalf of our Advisor, and on our Advisor, which consults with our Sub-advisor with respect to the following major decisions: decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the extension, termination or suspension of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. We are also dependent on our Property Manager to manage our portfolio of real estate assets. Neither our Advisor nor our Sub-advisor has a prior operating history. Both our Advisor and Sub-advisor depend upon the fees and other compensation that they receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our Advisor, our Sub-advisor, our Property Manager or certain of their affiliates or in our relationship with them could hinder its or their ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate professionals at our Advisor, our Sub-advisor or our Dealer Manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Schorsch and Kahane at our Advisor and Dealer Manager, and Messrs. Phillips and Edison, John B. Bessey and R. Mark Addy, our co-presidents, and Devin Murphy, our chief financial officer, at our Sub-advisor. We do not have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. Our future success depends, in large part, upon our Advisor Entities’ and their respective affiliates’ ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our Advisor Entities and their respective affiliates may be unsuccessful in attracting and retaining such skilled individuals. We may be unsuccessful in establishing strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions, as needed. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investments may decline.

Our business and operations would suffer in the event of system failures.

Our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by such disruptions.

The occurrence of cyber incidents, or a deficiency in our cybersecurity or the cybersecurity of our Advisor or Sub-advisor, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber incident, do not guarantee that our financial results will not be negatively impacted by such an incident.

Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by our AR Capital sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.

ARCP recently announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. These accounting errors resulted in the resignations of ARCP’s former chief financial officer and its former chief accounting officer. ARCP’s former chief financial officer is one of the non-controlling owners of our AR Capital sponsor, but does not have a role in the management of our business.

As a result of this announcement, a number of broker-dealer firms that had been participating in the distribution of offerings of public, non-listed REITs sponsored directly or indirectly by our AR Capital sponsor have temporarily suspended their participation in the distribution of those offerings, including ours. These temporary suspensions, as well as any future suspensions, could have a material adverse effect on our ability to raise additional capital. We cannot predict the length of time these temporary suspensions will continue, or whether such soliciting dealers will reinstate their participation in the distribution of our offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

Risks Related to Conflicts of Interest

Our sponsors and their respective affiliates, including all of our executive officers, some of our directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our Advisor Entities and their respective affiliates receive substantial fees from us. These fees could influence our Advisor’s and Sub-advisor’s advice to us as well as their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our AR Capital sponsor, including the advisory agreement and the dealer-manager agreement;
•	the continuation, renewal or enforcement of our agreements with affiliates of our Phillips Edison sponsor, including the property management agreement;
•	the continuation, renewal or enforcement of our Advisor’s agreements with our Sub-advisor and their respective affiliates, including the sub-advisory agreement;
•	public offerings of equity by us, which will likely entitle our Advisor Entities to increased acquisition and asset-management fees;
•	sales of properties and other investments to third parties, which entitle our Advisor Entities and the special limited partner to disposition fees and possible subordinated incentive distributions, respectively;
•	acquisitions of properties and other investments from other programs sponsored by our sponsors, which might entitle affiliates of our sponsors to disposition fees and possible subordinated incentive fees and distributions in connection with its services for the seller;
•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our Advisor Entities to acquisition fees and asset management subordinated participation interests;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our Advisor Entities;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive listing distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle our Advisor Entities to a subordinated participation in net sales proceeds.

The fees our Advisor Entities receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our Advisor Entities to recommend riskier transactions to us. In addition, because the fees are based on the cost of the investment, it may create an incentive for our Advisor Entities to recommend that we purchase assets with more debt and at higher prices.

Because other real estate programs sponsored by our sponsors and offered through our Dealer Manager may conduct offerings concurrently with our offering, our sponsors and our Dealer Manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our AR Capital sponsor is the sponsor of several other non-traded REITS, for which affiliates of our Advisor are also advisors, that are raising capital in ongoing public offerings of common stock. Our Dealer Manager, an entity which is under common ownership with our Advisor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITS, including some offerings sponsored by our AR Capital sponsor. In addition, our sponsors may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with this offering. As a result, our sponsors and our Dealer Manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment attributes, including targeted investment types. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

The management of multiple REITs by the officers of our Advisor and Sub-advisor may significantly reduce the amount of time the officers of our Advisor and Sub-advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

The officers of our Advisor are part of the senior management or are key personnel of several other REITs sponsored by our AR Capital sponsor and their advisors. Some of these AR Capital-sponsored REITs have registration statements that became effective in the past twelve months. Additionally, the officers of our Sub-advisor are part of the senior management or are key personnel of Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a REIT sponsored by our sponsors. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on our sponsors’ experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of the officers of our Advisor and Sub-advisor face may delay our fundraising and the investment of our proceeds due to the competing time demands and generally cause our operating results to suffer.

We compete for REIT investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.

Our AR Capital sponsor is currently the sponsor of several other public offerings of non-traded REIT shares, most of which will be ongoing during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and intend to elect to be taxed as REITs or have elected to be taxed as a REIT. The offerings are occurring concurrently with our offering, and our AR Capital sponsor is likely to sponsor other offerings during our offering period. Our Dealer Manager is the dealer manager for all of these other current offerings. We compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Our sponsors face conflicts of interest relating to the acquisition of assets and leasing of properties, and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsors and the executive officers and other key real estate professionals at our Advisor and Sub-advisor to identify suitable investment opportunities for us, with our Sub-advisor having primary responsibility for identifying suitable investments for us on the behalf of our Advisor. Several of the other key real estate professionals of our Advisor and Sub-advisor are also the key real estate professionals at our sponsors and their other public and private programs. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored by our sponsor. Generally, our Advisor and Sub-advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, unless and until the opportunity is first presented to us. An important exception to this general rule is that Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a non-traded REIT which is co-sponsored by our sponsors and invests in the same or similar types of assets in which we invest, may be offered investment opportunities similar to ours on a rotational basis as further described in the risk factor immediately following this one. Thus, the executive officers and real estate professionals of the Advisor and Sub-advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other programs sponsored by our sponsors also rely on these real estate professionals to supervise the property management and leasing of properties. If our Advisor or Sub-advisor directs creditworthy prospective tenants to properties owned by another program sponsored by our sponsors when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Further, our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments.

Our sponsors co-sponsor another non-traded REIT, PE-ARC, which invests in the same types of assets as those in which we invest, or similar types of assets. Pursuant to an agreement among us, PE-ARC and our respective sub-advisors, our sponsors submit opportunities on a rotational basis to us and PE-ARC, meaning we could face delays in locating suitable investments, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

Until PE-ARC allocated all of the equity raised during its primary offering period, our sponsors were obligated to present PE-ARC with any investment opportunity, which we were only permitted to pursue after PE-ARC’s rejection. After this time, our sponsors began submitting opportunities to us and PE-ARC on a rotational basis on the terms contained in the Investment Allocation Agreement that was entered into among us, PE-ARC and our respective sub-advisors on November 25, 2013. The rotation of investment opportunities between us and PE-ARC could delay our ability to locate suitable investments, which may reduce our ability to make distributions and reduce our stockholders’ overall investment return.

Our Advisor Entities and their affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and the limited partnership agreement of our operating partnership, or the partnership agreement, our special limited partner and its affiliates will be entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our Advisor Entities to perform in our best interests and in the best interests of our stockholders. However, because our Advisor Entities do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, their interests are not wholly aligned with those of our stockholders. In that regard, our Advisor Entities could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our special limited partner to fees. In addition, our special limited partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our Advisor Entities recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the Advisor and Sub-advisor and their affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The partnership agreement will require us to pay a performance-based termination distribution to our Advisor Entities if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to our special limited partner at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our Advisor Entities will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, our special limited partner will be entitled to an annual subordinated performance fee for any year in which our total return on stockholders’ capital exceeds 6.0% per annum. Our special limited partner will be entitled to 15.0% of the amount in excess of such 6.0% per annum, provided that the amount paid to the special limited partner does not exceed 10.0% of the aggregate total return for such year. Such distributions may be paid from any source, including offering proceeds, DRIP proceeds, financing proceeds and cash flows, and any payment of distributions from sources other than cash flows could result in the dilution of your interests. For a more detailed discussion of the fees payable to the Advisor Entities and their affiliates in connection with our ongoing public offering and in connection with the management of our company, see Note 7 to the consolidated financial statements.

Our Advisor and Sub-advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our sponsors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, and as permitted under the best practices guidelines on affiliated transaction adopted by our board of directors, we may enter into joint venture agreements with other sponsor-affiliated programs or entities for the acquisition, development or improvement of properties or other investments. All of our executive officers, some of our directors and the key real estate professionals assembled by our Advisor and Sub-advisor are also executive officers, directors, the spouse of a director, managers, key professionals or holders of a direct or indirect controlling interest in our Advisor, our Sub-advisor, our Dealer Manager or other sponsor-affiliated entities. These persons will face conflicts of interest in determining which sponsor-affiliated program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Our sponsors, our officers, our Advisor, our Sub-advisor and the real estate and other professionals assembled by our Advisor and Sub-advisor face competing demands relating to their time, and this may cause our operations and our stockholders’ investments to suffer.

We rely on our Sub-advisor, acting on behalf of our Advisor, for the day-to-day operation of our business. In addition, our Sub-advisor has the primary responsibility for the selection of our investments on behalf of our Advisor. Our Advisor and Sub-advisor work jointly to make major decisions affecting us, all under the direction of our board of directors. Our Advisor and Sub-advisor rely on our sponsors and their respective affiliates to conduct our business. Messrs. Phillips and Edison are principals of our Phillips Edison sponsor and the affiliates that manage the assets of the other Phillips Edison-sponsored programs. Similarly, our individual AR Capital sponsors are key executives in other AR Capital-sponsored programs. As a result of their interests in other programs sponsored by our sponsors, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, these individuals will continue to face conflicts of interest in allocating their time among us and other programs sponsored by our sponsors and other business activities in which they are involved. The officers of our Sub-advisor devote a substantial portion of their time to PE-ARC. PE-ARC is likely to continue to acquire assets similar to the assets which we intend to acquire, and our officers will have to allocate their time and resources to acquiring assets for PE-ARC while we are raising capital and seeking to acquire properties. Should our Advisor or Sub-advisor breach its fiduciary duties to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our stockholders’ investments, may decline.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor, Sub-advisor and Dealer Manager face conflicts of interest related to their positions or interests in affiliates of our sponsors, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor, Sub-advisor and Dealer Manager are also executive officers, directors, the spouse of a director, managers, key professionals or holders of direct or indirect controlling interests in our Advisor, the Sub-advisor, our Dealer Manager or other sponsor-affiliated entities. Through our AR Capital sponsor’s affiliates, some of these persons work on behalf of programs sponsored by our AR Capital sponsor that are currently raising capital publicly. Through our Phillips Edison sponsor’s affiliates, some of these persons work on behalf of other public and private programs sponsored by our Phillips Edison sponsor. As a result, they have loyalties to each of these entities, which loyalties could conflict with the fiduciary duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) development of our properties by affiliates, (d) investments with affiliates of our Advisor or Sub-advisor, (e) compensation to our Advisor or Sub-advisor, and (f) our relationship with our Advisor, Sub-advisor, Dealer Manager and Property Manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Risks Related to Our Offering and Our Corporate Structure

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you paid. We may use the most recent price paid to acquire a share in our initial public or a follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when the Advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price was not based on the relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any valuation (independent or otherwise), the offering price is likely to be higher than the proceeds that you would receive upon liquidation or a resale of your shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the issuance of our shares.

To assist FINRA members and their associated persons that participate in this offering, pursuant to FINRA Rule 2310, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, the Advisor estimated the value of our common shares as $25.00 per share as of December 31, 2013. The basis for this valuation is the fact that the offering price of our shares of common stock in our initial public offering is $25.00 per share (ignoring purchase price discounts for certain categories of purchasers). The Advisor has indicated that it intends to use the most recent price paid to acquire a share in our initial public offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through our initial public offering or follow-on public offerings — and have not done so for 18 months. If our board of directors determines that it is in our best interest, we may conduct follow on offerings upon the termination of our initial public offering. Our charter does not restrict our ability to conduct offerings in the future. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.)

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in our initial public offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of the our assets because (i) there is no public trading market for the shares at this time; (ii) the $25.00 primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) estimated value does not reflect, and is not derived from, the fair market value of our assets because the amount of proceeds available for investment from our primary public offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and expenses; (iv) the estimated value does not take into account how market fluctuations affect the value of our investments, including how disruptions in the financial and real estate markets may affect the values of our investments; and (v) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, the Advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

We may repurchase shares at per share prices that exceed the net proceeds per share from our initial share offering which may dilute our remaining stockholders.

Under our share repurchase program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares, (c) whether the redemptions are sought upon a stockholder’s death, qualifying disability or determination of incompetence and (d) whether we are repurchasing at per share NAV. The maximum price that may be paid under the program is $25.00 per share prior to the NAV pricing date, or per share NAV commencing on the NAV pricing date, which could exceed $25.00 per share. The initial per share purchase price of our shares, less commissions and organization and offering expenses, could be less than the price at which we repurchase shares from a stockholder. Thus, if we repurchase shares of our common stock at a price of $25.00 per share, for example, such repurchase price would be at a price exceeding the net per share proceeds we invest in assets, diluting our remaining investors.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 1,010,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our Advisor or any affiliate of our Advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Advisor or any affiliate of our Advisor. As a result, our Advisor and any affiliate of our Advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Our stockholders have limited voting rights under our charter and Maryland law.

Pursuant to Maryland law and our charter, our stockholders are entitled to vote only on the following matters without concurrence of the board: (a) election or removal of directors; (b) amendment of the charter, as provided in Article XIII of the charter; (c) dissolution of us; and (d) to the extent required under Maryland law, merger or consolidation of us or the sale or other disposition of all or substantially all of our assets. With respect to all other matters, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification. These limitations on voting rights may limit our stockholders’ ability to influence decisions regarding our business.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our Sub-advisor begins calculating NAV, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program. Prior to the time our Sub-advisor begins calculating NAV, subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share; (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share; (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and (d) for stockholders who have continuously held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Our stockholders’ interests in us will be diluted if we issue additional shares, which could reduce the overall value of our stockholders’ investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock and 10,000,000 shares are classified as preferred stock. Our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our Advisor or Sub-advisor or any of their affiliates, (4) issue shares to our Advisor or Sub-advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

Payment of fees to our Advisor Entities and their respective affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our Advisor Entities and their respective affiliates perform services for us in connection with the sale of shares in this offering, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial fees for these services, which results in immediate dilution to the value of our stockholders’ investments and reduces the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $25.00 purchase price for shares sold in the primary offering (not accounting for shares sold under the DRIP) we estimate that approximately 86.5% of the gross proceeds will be available to make investments in real estate properties and other real estate-related loans and securities. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our Advisor Entities for its services in connection with the selection, acquisition and financing of properties, and possibly to repurchase shares of our common stock under our share repurchase program if our board of directors determines it is appropriate and there are insufficient DRIP proceeds for this purpose. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Two of our tenants generated a significant portion of our revenue, and a rental payment default by these significant tenants could adversely affect our results of operations.

For the nine months ended September 30, 2014, approximately 17.6% and 13.6%, respectively, of our consolidated base rental revenue was generated from leases with Publix Super Markets and with an affiliate of Ahold USA. As a result of the concentration of revenue generated from these tenants, if Publix Super Markets or Ahold USA were to cease paying rent or fulfilling their other monetary obligations we could have significantly reduced rental revenues or higher expenses until the default was cured or the space was leased to a new tenant or tenants. In addition, there is no assurance that the space could be re-leased on similar or better terms, if at all.

We depend on our tenants for revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the success and economic viability of our tenants.

We depend upon tenants for revenue. Rising vacancies across commercial real estate have resulted in increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. A property may incur vacancies either by the expiration of a tenant lease, the continued default of a tenant under its lease or the early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In order to maintain tenants, we may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. In addition, if we are unable to attract additional or replacement tenants, the resale value of the property could be diminished, even below our cost to acquire the property, because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investments.

Retail conditions may adversely affect our income and our ability to make distributions to you.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. Our properties will be located in public places such as shopping centers and malls, and any incidents of crime or violence would result in a reduction of business traffic to tenant stores in our properties. Any such incidents may also expose us to civil liability. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases also may include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could be adversely affected by a general economic downturn.

Our revenue will be affected by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investments.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business, may decide not to renew its lease, or may decide to cease its operations at the retail center but continue to pay rent. Any of these events could result in a reduction or cessation in rental payments to us and could adversely affect our financial condition. A lease termination or cessation of operations by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant terminates its lease or ceases its operations at that shopping center. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases, we may agree to make improvements to their space as part of our negotiation. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources, beyond our funds from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

The economic downturn and weak recovery in the United States has had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry could result in defaults by retail tenants, which could have an adverse impact on our financial operations.

The economic downturn and weak recovery in the United States has had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease the real properties that we plan to acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of the retail properties that we plan to acquire and our results of operations. If real property or other real estate related asset values decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on your investment.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of your investment.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to these stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. A reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

A high concentration of our properties in a particular geographic area, with tenants in a similar industry, or a large number of tenants that are affiliated with a single company, would magnify the effects of downturns in that geographic area, industry, or company and have a disproportionate adverse effect on the value of our investments.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category or if we have a large number of tenants that are affiliated with a single company, any adverse effect to that industry, retail category or company generally would have a disproportionately adverse effect on our portfolio.

Competition with other retail channels may reduce our profitability and the return on your investment.

Our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues and other forms of direct marketing, discount shopping clubs, internet websites and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease, and our cash flow will decrease.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time, which could adversely affect our revenues and ability to make distributions.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. These circumstances would adversely affect our revenues and funds available for distribution.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions to stockholders.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on financial condition and our ability to pay distributions to our stockholders. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy, and therefore funds may not be available to pay such claims in full.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced, and you may experience a lower return on your investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of a tenant lease, the continued default of a tenant under its lease or the early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investments.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

We may from time to time acquire unimproved real property or properties that are under development or construction. Investments in such properties are subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;
•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or
•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives.

Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Covenants, conditions and restrictions may restrict our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to pay distributions to you.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, or CC&Rs, restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We expect that we may invest in major metropolitan areas. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our stockholders’ investments.

The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Costs associated with complying with the Americans with Disabilities Act of 1990 may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any of our funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

The Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. Through 2014, the FDIC is insuring up to $250,000 per depositor per insured bank account. At September 30, 2014, we had cash and cash equivalents exceeding these federally insured levels. If the banking institutions in which we have deposited funds ultimately fail, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

We have not established investment criteria limiting geographical concentration of our mortgage investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing mortgage loans acquired or originated by us or the credit quality of borrowers of uninsured mortgage assets acquired or originated by us. As a result, properties securing our mortgage loans may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured mortgage assets may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

Mortgage investments that are not United States government insured and non-investment-grade mortgage assets involve risk of loss.

We may originate and acquire uninsured and non-investment-grade mortgage loans and mortgage assets, including mezzanine loans, as part of our investment strategy. While holding these interests, we will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our stockholders’ investments may be adversely affected.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we originate mortgage loans, we expect that such mortgage loans will have a measure of protection from prepayment in the form of prepayment lock-out periods or prepayment penalties. However, this protection may not be available with respect to investments that we acquire but do not originate. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to fully recoup our cost of acquisition of certain investments.

Before making any investment, we will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect our decision whether to originate or purchase such an investment and the price offered for such an investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described herein relating to general economic conditions and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. While we may invest in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association, or GNMA, or U.S. government sponsored enterprises, such as the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC, there is no guarantee that such will be available or continue to be guaranteed by the U.S. government. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Our investments in real estate related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may make equity investments in other REITs and other real estate companies. If we make such investments, we will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed herein.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of: (1) limited liquidity in the secondary trading market; (2) substantial market price volatility resulting from changes in prevailing interest rates; (3) subordination to the prior claims of banks and other senior lenders to the issuer; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which we have broad authority to incur, that may increase our business risks and decrease the value of your investment.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may also borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

There is no limitation on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of the members of the Conflicts Committee and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of our reasonable best efforts offering and once we have invested substantially all the proceeds therefrom). However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of the reasonable best efforts offering, we may seek independent director approval of borrowings in excess of these limitations since we will then be in the process of raising capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested the capital from the reasonable best efforts offering. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

The current state of debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage or replace our Advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% Gross Income Test or 95% Gross Income Test.

Interest-only and adjustable rate indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investments.

Finally, if the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing in the taxable year ending December 31, 2014 and intend to operate in a manner that would allow us to continue to qualify as a REIT.

However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code, or the “Code”) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT, we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During such time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes, and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased).

Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV for the quarter in which the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflect the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend.

There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. From the commencement of this offering until 18 months have passed without a sale in a “public equity offering” of our common stock, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value. For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified, and all of the assets of the IRA may be deemed distributed and subject to tax.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions, or RMDs, from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

The disclosure on page 146 of our prospectus under the heading “INVESTMENT OBJECTIVES AND CRITERIA — Other Policies” is deleted in its entirety and replaced with the following:

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the sections entitled “Description of Securities” and “Summary of our Organizational Documents” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers or to invest in the securities of other issuers for the purpose of exercising control.

Management

The following replaces the paragraph under the caption “MANAGEMENT — Committees of our Board of Directors — Audit Committee” on page 84 of the prospectus.

Our board of directors has established an Audit Committee, which consists solely of independent directors. The Audit Committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. David W. Garrison is our Audit Committee financial expert. Our board of directors has adopted a charter for the Audit Committee that sets forth its specific functions and responsibilities.

The following updates the discussion contained in the section of our prospectus captioned “MANAGEMENT — Executive Officers and Directors,” which begins on page 84 of the prospectus.

Sridhar Sambamurthy has decided not to stand for re-election at the 2014 annual meeting of stockholders. Mr. Sambamurthy joined the board of directors in September 2013 and served as a member of the audit committee and the conflicts committee. Mr. Sambamurthy did not have any disagreement with us.

On July 31, 2014, our board of directors appointed Mr. McDade to the audit committee.

On July 9, 2014, Mr. Paul J. Massey, Jr., 54, was elected to our board of directors by our stockholders at the 2014 annual meeting of stockholders. His biography appears below.

Mr. Paul J. Massey, Jr. — (Independent Director) Mr. Massey began his career in 1983 at Coldwell Banker Commercial Real Estate Services in Midtown Manhattan, first as the head of the market research department, and next as an investment sales broker. Together with partner Robert A. Knakal, whom he met at Coldwell Banker, he then founded Massey Knakal Realty Services, which has become New York City’s largest investment property sales brokerage firm, of which Mr. Massey currently serves as Chairman. With 150 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services is ranked New York City’s #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $2 billion in annual sales, Massey Knakal also ranks as one of the nation’s largest privately owned real estate brokerage firms. Firm services include brokerage, consulting and investment analysis, professional arbitration and valuation. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s, or REBNY, Louis B. Smadbeck Broker Recognition Award. Mr. Massey serves as an independent director of PE-ARC and is a member of its Audit Committee and Conflicts Committee. Mr. Massey also serves as Chairman for REBNY’s Ethics and Business Practice Subcommittee, is a director on the Commercial Board of Directors of REBNY, is an active member of the Board of Trustees for the Lower East Side Tenement Museum and serves as a chair or member of numerous other committees. Mr. Massey graduated from Colgate University with a Bachelor of Arts degree in economics. Among the most important factors that led to the board of directors’ recommendation that Mr. Massey serve as our director are Mr. Massey’s integrity, judgment, leadership skills, commercial business experience, public company director experience, and independence from management and our sponsors and their affiliates.

The following disclosure hereby replaces Mr. Kahane’s biography set forth under the heading “Management — Executive Officers and Directors” beginning on page 86 of the Prospectus.

William M. Kahane.  Mr. Kahane has served as one of our directors since August 2013 and president, chief operating officer, treasurer and secretary of our advisor since October 2014. Mr. Kahane has served as president, chief operating officer, treasurer and secretary of ARCT V since November 2014. Mr. Kahane has served as president, chief operating officer, treasurer and secretary of ARC Global, the ARC Global advisor and the ARC Global property manager since October 2014. Mr. Kahane has served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since October 2014. Mr. Kahane has served as ARC HOST’s chief executive officer and president since August 2013. Mr. Kahane has served as chief executive officer of AR Capital Acquisition

Corp. since August 2014. Mr. Kahane served as a director of ARCP from February 2013 until June 2014 and as a director and executive of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of PE-ARC since December 2009. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and also served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and in November 2014, Mr. Kahane was appointed as president, chief operating officer, treasurer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as president, chief operating officer, treasurer and secretary of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as a director of ARC HT since its formation in August 2010. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as an executive officer and director of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012, and again joined ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager, in each case as president, chief operating officer and secretary, in November 2014. Mr. Kahane has served as a director of ARC HT II since March 2013. Mr. Kahane has served as co-chief executive officer of the ARC HOST advisor and chief executive officer of the ARC HOST property manager since August 2013. Mr. Kahane has served as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane has served as a director of RCAP since February 2013, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane has served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. since February 2014 and served as a director of Cole Credit Property Trust, Inc. from February 2014 until May 2014. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Nicholas Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

The following disclosure hereby replaces the first three paragraphs under the heading “Management —  Our Advisor and Sub-advisor” beginning on page 94 of the Prospectus.

Our Advisor and Sub-advisor

The Advisor

Our advisor is a limited liability company that was formed in the State of Delaware on July 9, 2013. Our advisor has no prior operating history and no prior experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age	Positions
Nicholas S. Schorsch	53	Chief Executive Officer
William M. Kahane	66	President, Chief Operating Officer, Treasurer and Secretary
Peter M. Budko	54	Executive Vice President and Chief Investment Officer
Nicholas Radesca	48	Executive Vice President and Chief Financial Officer

The background of Mr. Kahane is described under the heading “Management — Executive Officers and Directors” and the backgrounds of Messrs. Schorsch, Budko and Radesca are described in “Management — Sponsors — AR Capital Sponsor” below.

The following disclosure hereby replaces Mr. Schorsh’s biography set forth under the heading “Management — Our Sponsors — Our AR Capital Sponsor” beginning on page 100 of the Prospectus.

Nicholas S. Schorsch — (Chief Executive Officer) Mr. Schorsch has served as chief executive officer of our advisor since July 2013. Mr. Schorsch previously served as chairman of the board of directors of the American Realty Capital Global Trust II, Inc., or ARC Global II, since its formation in April 2014, and as chief executive officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their formation in April 2014 to October 2014. Mr. Schorsch served as chairman of the board of directors of American Realty Capital Trust, Inc., or ARCT, until January 2013 when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman and the chief executive officer of New York REIT, Inc., or NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the Phillips Edison-ARC Shopping Center REIT, Inc., or PE-ARC, advisor since its formation in December 2009. Mr. Schorsch has been the chairman and the chief executive officer of American Realty Capital — Retail Centers of America, Inc., or ARC RCA, and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the executive chairman of the board of American Realty Capital Healthcare Trust, Inc., or ARC HT, since March 2014, and previously served as the chairman and the chief executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010 until March 2014. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America, or BDCA, since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc., or ARCP, and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of American Realty Capital Trust, Inc., or ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has served as the executive chairman of American Realty Capital Global Trust, Inc., or ARC Global, since October 2014, and had served as chairman of ARC Global from July 2011 to October 2014 and as chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, to October 2014. Mr. Schorsch served as the chief executive officer and chairman of the board of directors of American Realty Capital Trust IV, Inc., or ARCT IV, from its formation February 2012 until the close of its merger with ARCP in January 2014 and as the chief executive officer of the ARCT IV advisor and the

ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Schorsch has been the executive chairman of the board of American Realty Capital Healthcare Trust II, Inc., or ARC HT II, the ARC HT II advisor and the ARC HT II property manager since March 2014, and previously served as chairman of the board of ARC HT II from its formation in October 2012 until March 2014. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of ARC Realty Finance Trust, Inc., or ARC RFT, since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of American Realty Capital Trust V, Inc., or ARCT V, since its formation in January 2013 and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as the chairman of the board of directors of American Realty Capital Hospitality Trust, Inc., or ARC HOST, since its formation in July 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Schorsch has served as a director of the general partner of American Energy Capital Partners, LP, or AEP, since its formation in October 2013. Mr. Schorsch has served as executive chairman of the board of directors of RCS Capital Corporation, or RCAP, a holding company traded on the New York Stock Exchange under the symbol “RCAP” which is the indirect parent company of our dealer manager, since February 2013. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital New York City REIT, Inc., or ARC NYCR, since its formation in December 2013 and as chief executive officer of ARC NYCR, the ARC NYCR advisor and property manager since their respective formations in December 2013. Mr. Schorsch has been the executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc., or ARC HT III, since its formation in April 2014. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, the ARC RCA II advisor and the ARC RCA II property manager since their formation in April 2014. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. In addition, Mr. Schorsch has served in leadership positions for certain other programs sponsored by Cole Capital, which is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by ARCP, and certain affiliates of Cole Capital, which we refer to collectively as the Cole affiliates, since the completion of the acquisition of the businesses comprising Cole Capital by ARCP in February 2014. Since February 2014, Mr. Schorsch has served as chairman, chief executive officer and president of the following publicly offered non-traded REITs sponsored by Cole Capital: Cole Corporate Income Trust, Inc., Cole Office & Industrial REIT (CCIT II), Inc., Cole Credit Property Trust IV, Inc., Cole Real Estate Income Strategy (Daily NAV), Inc., and Cole Credit Property Trust V, Inc. From February 2014 through March 2014, Mr. Schorsch also served as chairman, chief executive officer and president of Cole Credit Property Trust, Inc., another publicly offered non-traded REIT sponsored by Cole Capital. Since February 2014, Mr. Schorsch also has served as chief executive officer of the following Cole affiliates, which include advisory and sponsorship entities associated with the publicly offered non-traded REITs described above: Cole REIT Advisors, LLC, Cole REIT Advisors III, LLC, Cole Corporate Income Advisors, LLC, Cole REIT Advisors IV, LLC, Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole REIT Advisors V, LLC, Cole Capital Partners, LLC and Cole Capital Advisors

Inc. Since February 2014, Mr. Schorsch also has served as a director of Cole Capital Corporation, a registered broker-dealer that serves as the dealer manager for the publicly offered non-traded REITs associated with Cole Capital.

Mr. Weil’s biography set forth under the heading “Management — Our Sponsors — Our AR Capital Sponsor” on page 101 of the Prospectus is hereby deleted.

Mr. Block’s biography set forth under the heading “Management — Our Sponsors — Our AR Capital Sponsor” beginning on page 102 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

Nicholas Radesca — (Chief Financial Officer and Executive Vice President) Mr. Radesca has served as chief financial officer and executive vice president of our advisor since April 2014. Mr. Radesca has served as the chief financial officer, secretary and treasurer of BDCA and the BDCA advisor since February 2013. Mr. Radesca also serves as Executive Vice President and Chief Financial Officer of AR Capital and as Chief Financial Officer for a number of the publicly registered, non-traded alternative investment vehicles AR Capital sponsors. Prior to joining AR Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as Chief Financial Officer and Corporate Secretary for Solar Capital Ltd. and its predecessor company, Solar Senior Capital Ltd., both of which are exchange-traded business development companies. From 2006 to 2008, Mr. Radesca served as Chief Accounting Officer at iStar Financial Inc., or iStar, a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, he served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from California State University, East Bay.

The following disclosure hereby replaces the disclosure set forth under the heading “Management — Our Dealer Manager” beginning on page 103 of the Prospectus.

Our Dealer Manager

Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation — We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for PE-ARC, ARC DNAV, ARC HT II, ARC RFT, PE-ARC II, ARC HOST, UDF V, ARC NYCR, ARC Global II, ARC HCT III, AEP, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our AR Capital sponsor. Accordingly, Messrs. Schorsch, Kahane and Weil are indirect owners of our dealer manager. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman
William E. Dwyer III	56	Chief Executive Officer
Louisa Quarto	46	President
Michael Shuckerow	43	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto and Messrs. Weil, Dwyer, Shuckerow, MacGillivray and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of our advisor from July 2013 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil has served as a director of ARCP since March 2012 and as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively, and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil has served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Weil has served as chief executive officer and president of the general partner of AEP since its formation in October 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil has also served as treasurer and secretary of ARC NYCR, its advisor and property manager since April 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC RCA II, the ARC RCA II advisor and property manager since their respective formations in April 2014. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager since their respective formations in April 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners

Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of our dealer manager since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for our dealer manager include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series 7 and 24 licenses.

Alex MacGillivray has served as the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivray was promoted to Executive Vice President in January 2010. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990,

Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined our dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all our dealer manager’s internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

The following disclosure hereby replaces the last sentence of the first paragraph under the heading “Management — Management Decisions” on page 105 of the Prospectus.

The individuals who are primarily responsible for our advisor’s decisions with respect to such matters are Messrs. Schorsch, Budko, Radesca and Weil.

Prior Performance Summary

The following disclosure supersedes and replaces the section of our prospectus captioned “PRIOR PERFORMANCE SUMMARY,” which begins on page 162 of the prospectus.

The information presented in this section represents the historical experience of all real estate programs managed over the last ten years by Messrs. Phillips and Edison, two principals of our Phillips Edison sponsor, and Messrs. Schorsch and Kahane, the managing members of our AR Capital sponsor. In assessing the relative importance of this information with respect to a decision to invest in this offering, you should keep in mind that we rely primarily on affiliates of our Phillips Edison sponsor to identify acquisitions and manage our portfolio and we rely primarily on affiliates of our AR Capital sponsor with respect to our capital-raising efforts, although both our Advisor and Sub-advisor jointly participate in major decisions as described in this prospectus at “Management — Our Advisor and Sub-Advisor.” You should also note that only programs sponsored by Phillips Edison have invested in our targeted portfolio of grocery-anchored neighborhood and community shopping centers.

Unless otherwise indicated, the information presented below with respect to the historical experience of Phillips Edison as of the 10-years ended December 31, 2013. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed.

We intend to conduct this offering at the same time as future offerings by one or more public and private real estate entities sponsored by our sponsors and their respective affiliates. Our sponsors have not identified any future offerings at this time nor can our sponsors reasonably determine when they will conduct such offerings to the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Appendix A includes five tables with information about the public programs discussed in this section. They present information with respect to (1) the experience of our sponsors in raising and investing in funds, (2 the operating results of prior funds, (3) sales or disposals of properties by prior funds, and (4) results of completed funds. In all cases, the tables presenting information about the historical experience of programs sponsored by our Phillips Edison sponsor appear first, followed by tables summarizing similar information for our AR Capital sponsor.

Prior Investment Programs Sponsored by Our Phillips Edison Sponsor

Phillips Edison sponsor has co-sponsored PE-ARC since its formation in 2009 with our AR Capital sponsor, as described below.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the first publicly offered REIT sponsored by our Phillips Edison sponsor and the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of February 28, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 176.9 million shares of common stock in its public offering and $30.6 million from its distribution reinvestment program. As of February 28, 2014 PE-ARC had acquired 87 properties and had total real estate investments at a cost of $1.3 billion. As of December 31, 2013, PE-ARC has not sold any properties. As of December 31, 2013, PE-ARC had incurred, cumulatively to that date, $185.1 million in offering costs for the sale of its common stock and $25.0 million for acquisition costs related to its portfolio of properties.

Prior Investment Programs Sponsored by Our AR Capital Sponsor

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the managing members of our AR Capital sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our Advisor may not be indicative of our future results. The information summarized below is current as of December 31, 2013 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this supplement. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by our AR Capital sponsor and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. We do not believe that any of our affiliated programs are in direct competition with this program. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2013, affiliates of our Advisor have sponsored 15 public programs, all of which had raised funds as of December 31, 2013. From August 2007 (inception of the first public program) to December 31, 2013, our public programs, which include our company, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, ARC DNAV, ARC Global, ARCP, ARC RCA, RFT, ARC HT II and ARC HOST had raised $14.0 billion from 238,250 investors in public offerings. The public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico and the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	2.1%
Alaska	0.0%
Arizona	1.4%
Arkansas	1.0%
California	5.1%
Colorado	1.8%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Florida	4.5%
Georgia	5.3%
Idaho	0.3%
Illinois	6.0%
Indiana	3.4%
Iowa	0.9%
Kansas	1.4%
Kentucky	1.5%
Louisiana	1.1%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.2%
Michigan	2.7%
Minnesota	1.1%
Mississippi	1.4%
Missouri	2.6%
Montana	0.1%
Nebraska	0.6%
Nevada	0.7%
New Hampshire	0.3%
New Jersey	2.2%
New Mexico	0.5%
New York	15.2%
North Carolina	3.1%
North Dakota	0.3%
Ohio	4.0%
Oklahoma	0.9%
Oregon	0.9%
Pennsylvania	4.5%
Commonwealth of Puerto Rico	0.4%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.7%
Texas	8.6%
United Kingdom	0.4%

State/Possession/Country	Purchase Price %
Utah	0.5%
Vermont	0.1%
Virginia	1.9%
Washington	0.8%
West Virginia	0.4%
Wisconsin	2.0%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Retail	1.2%
Auto Services	0.6%
Casual Dining	4.1%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	5.6%
Contract Research	0.1%
Discount Retail	5.0%
Distribution	0.3%
Diversified Industrial	0.7%
Education	0.0%
Family Dining	2.3%
Financial Services	2.4%
Fitness	0.1%
Food Storage	0.0%
Foot Apparel	0.1%
Freight	5.1%
Gas/Convenience	1.4%
Government Services	1.7%
Haircare Services	0.0%
Healthcare	13.1%
Heavy Equipment	0.1%
Home Maintenance	1.8%
Hotel	0.8%
Information and communications	0.1%
Insurance	3.1%
Jewelry	0.4%
Manufacturing	0.7%
Marine Products	0.0%
Media	0.2%
Medical Office	0.1%
Motor Cycle	0.1%

Industry	Purchase Price %
Office	10.0%
Oil/Gas	0.3%
Packaging	0.1%
Parking	0.0%
Pharmacy	6.7%
Printing Services	0.0%
Professional Services	0.4%
Publishing	0.1%
Quick Service Restaurant	7.1%
Refrigerated Warehousing	1.0%
Residential	0.2%
Restaurant	1.0%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.2%
Retail	8.7%
Retail – Department Stores	1.0%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.1%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.1%
Retail Banking	4.9%
Specialty Retail	2.0%
Storage Facility	0.0%
Supermarket	1.7%
Technology	0.8%
Telecommunications	0.4%
Transportation	0.0%
Travel Centers	0.1%
Utilities	0.1%
100.0%

The purchased properties were 24.3% new and 75.7% used, based on purchase price. As of December 31, 2013, two of the purchased properties are under construction. As of December 31, 2013, three properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our AR Capital Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of September 15, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of September 15, 2014, NYRT had total real estate-related assets of $2.5 billion, comprised of 23 properties and real estate-related assets. As of June 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $38.1 million for acquisition costs related to its portfolio of properties. On November 20, 2014, the closing price per share of NYRT was $10.69.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PE-ARC filed its registration statement with the SEC, which became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of September 15, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 180.6 million shares of common stock in its public offering and $67.2 million from its distribution reinvestment program. As of

September 15, 2014, PE-ARC had acquired 130 properties and had total real estate investments at cost of $2.0 billion. As of June 30, 2014, PE-ARC had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $34.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of June 30, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of September 15, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of September 15, 2014, ARC HT owned 152 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $52.3 million for acquisition costs related to its portfolio of properties. On November 20, 2014, the closing price per share of ARC HT was $11.05.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of September 15, 2014, ARC RCA had received aggregate gross proceeds of $767.1 million, which includes the sale of 76.4 million shares in its public offering and $7.4 million from its distribution reinvestment plan. As of September 15, 2014, ARC RCA owned eleven properties with an aggregate purchase price of $340.7 million. As of June 30, 2014, ARC RCA had incurred, cumulatively to that date, $46.7 million in offering costs for the sale of its common stock and $3.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of September 15, 2014, ARC DNAV had received aggregate gross proceeds of $24.4 million, which includes the sale of 2.3 million shares in its public offering and $0.9 million from its distribution reinvestment plan. As of September 15, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.7 million. As of June 30, 2014, ARC DNAV had incurred, cumulatively to that date, $6.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010,

ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of common stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and

Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

On October 29, 2014, ARCP, a publicly-traded REIT previously sponsored by our AR Capital sponsor, announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings, should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief financial officer, who served as executive vice president and chief financial officer of our advisor until his resignation in October 2014 and who is one of the non-controlling owners of our AR Capital sponsor, but does not have a role in the management of our business. Although ARCP was previously sponsored by our AR Capital sponsor, ARCP is a separate company that is no longer sponsored by our AR Capital sponsor. None of our officers or directors is currently an officer or director of ARCP. See “Management — Executive Officers and Directors” for more information. We and ARCP have independent accounting teams as well as separate and unique accounting systems, and no shared accounting resources.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of September 15, 2014, ARC Global had received aggregate gross proceeds of $1,748.8 million which includes the sale of 173.2 million shares in its public offering and $28.6 million from its distribution reinvestment plan. As of September 15, 2014, ARC Global owned 192 properties with an aggregate base purchase price of $1,388.9 million. As of June 30, 2014, ARC Global had incurred, cumulatively to that date, $180.3 million in offering costs for the sale of its common stock and $32.7 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of September 15, 2014, ARC HT II received aggregate gross proceeds of $2.0 billion, which includes the sale of 77.9 million shares in its public offering and $23.8 million from its distribution reinvestment plan. As of September 15, 2014, ARC HT II owned 67 properties with an aggregate purchase price of $556.9 million. As of June 30, 2014, ARC HT II had incurred, cumulatively to that date, $146.8 million in offering costs for the sale of its common stock and $3.7 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, ARC RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of September 15, 2014, ARC RFT received aggregate gross proceeds of $260.6 million, which includes the sale of 10.4 million shares in its public offering and $2.6 million from its distribution reinvestment plan. As of September 15, 2014, ARC RFT had real estate mortgage debt investments with a total carrying value of $248.9 million and CMBS investments with a fair value of $30.6 million. As of June 30, 2014, ARC RFT had incurred, cumulatively to that date, $18.0 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of September 15, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $66.0 million from its distribution reinvestment plan. As of September 15, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $45.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of September 15, 2014, ARC HOST received aggregate gross proceeds of $104.6 million from the sale of 4.2 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of September 15, 2014, ARC HOST owned six properties at an aggregate purchase price of $112.0 million. As of June 30, 2014, ARC HOST had incurred, cumulatively to that date, $4.5 million in offering costs for the sale of its common stock and $4.6 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of September 15, 2014, BDCA had raised gross proceeds of $1,562.2 million which includes the sale of 139.0 million shares in its public offering and $45.5 million from its distribution reinvestment plan. As of September 15, 2014, BDCA’s investments, at amortized cost, were $1.8 billion. As of June 30, 2014, BDCA had incurred, cumulatively to that date, $143.4 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of September 15, 2014, AEP had raised gross proceeds of $2.7 million which includes the sale of 0.1 million shares in its public offering. As of September 15, 2014, AEP had made no investments. As of June 30, 2014, AEP had incurred, cumulatively to that date, $1.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of September 15, 2014, ARC NYCR received aggregate gross proceeds of $290.4 million from the sale of 11.7 million shares in its public offering and $1.3 million from its distribution reinvestment plan. As of September 15, 2014, ARC NYCR owned two properties at an aggregate purchase price of $83.3 million. As of June 30, 2014, ARC NYCR had incurred, cumulatively to that date, $6.7 million in offering costs for the sale of its common stock.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT co-sponsored by American Realty Capital and UDF Holdings L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of September 15, 2014, UDF V had raised aggregate gross proceeds of $0.2 million in a private placement. As of September 15, 2014, UDF V had made no investments. As of June 30, 2014, UDF V had incurred, cumulatively to that date, $3.8 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC HT III filed its registration statement with the SEC on May 28, 2014 and became effective on August 20, 2014. As of September 15, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC HT III had not acquired any properties. As of June 30, 2014, ARC HT III had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of September 15, 2014, ARC Global II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC Global II had not acquired any properties. As of June 30, 2014, ARC Global II had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of September 15, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC RCA II had not acquired any properties. As of June 30, 2014, ARC RCA II had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of September 15, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of September 15, 2014, BDCA II had not made any investments. As of June 30, 2014, BDCA II had incurred, cumulatively to that date, $1.0 million in deferred offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. Through June 30, 2014, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT, BDCA, ARC HOST, NYCR, ARC Global II, ARC HT III, ARC RCA II and BDCA II.

ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. Additionally, ARC HT was a non-traded REIT until April 7, 2014, when it listed its shares of common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the eighth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so. Further, NYRT was a non-traded REIT until April 15, 2014, when it listed its shares of common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the fifth anniversary of the termination of its initial public offering. By listing its common stock on the New York Stock Exchange, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so. PE-ARC’s prospectus for its initial public offering provided that PE-ARC would seek to consummate a sale or merger by the 5th anniversary of the termination of its initial public offering. PE-ARC completed its offering on February 7, 2014.

As discussed in further detail above, on April 7, 2014, ARC HT listed its common stock on the NASDAQ Global Select Market (under the symbol “HCT”). In addition, NYRT listed its common stock on the New York Stock Exchange on April 15, 2014 under the symbol “NYRT.”

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC, ARC HT, ARCT V, NYRT and ARC RCA have completed their primary offering stages. ARC DNAV, ARC Global, ARC RFT, ARC HT II, BDCA, PE-ARC II and ARC HOST are in their offering and acquisition stages. ARC HT III, ARC Global II and ARC RCA II are in their development stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties, which are not ongoing expenses for the operation of the properties and do not impair the programs’ real estate assets. With respect to ARCT for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRT for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

As of December 31, 2013, our sponsor’s public programs have purchased 4,121 properties. From 2008 to 2013, our sponsor’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time our sponsor’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

The Property Manager

The following supersedes and replaces the discussion contained in the section of our prospectus captioned “MANAGEMENT — The Property Manager,” which begins on page 97 of our prospectus.

We expect that a substantial majority of our real properties will be managed and leased by our property manager, which is affiliated with our Phillips Edison sponsor. Mr. Edison holds a key position at our property manager as does Michael C. Phillips, a co-founder of our Phillips Edison sponsor. For more information about their background and experience, see “— Our Sponsors — Our Phillips Edison Sponsors.”

We will pay our property manager a monthly property management fee of 4% of the monthly gross receipts generated at our properties for services it provides in connection with operating and managing the property. Gross receipts, as defined in the property management agreement, consists of rent, profit we derive from the sale of utilities to tenants, and amounts tenants pay for common-area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees and any proceeds of rent insurance). The property manager may reallow some or all of these fees to third parties for management services.

We expect to engage our property manager to provide leasing services with respect to our properties including services provided in connection with a tenant’s exercise of an option to extend an existing lease. We will pay a leasing fee in an amount that is usual and customary for comparable services rendered nationally, and in the event our property manager engages a co-broker to lease a particular vacancy, leasing fees may be increased by up to 50% to cover the actual cost of the co-broker’s fee.

We also expect to engage our property manager to provide construction management services for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

Our property management agreement with our property manager has a one-year term, and is subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. Each party also has the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

Management Compensation

The disclosure on page 106 of our prospectus under the heading “MANAGEMENT COMPENSATION” is updated to disclose that any options, warrants or other stock awards we issue to our Advisor, our Sub-advisor, our directors or officers or any affiliate of the foregoing, whether under our 2013 Long-Term Incentive Plan or under the Independent Director Stock Plan, shall not exceed an amount equal to 5.0% of our outstanding capital stock on the date of grant. Such disclosure is revised to read as follows:

Except if a form of payment or distribution is specifically provided for in the table below, our Advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. Each of the following fees (which respectively correspond to their limitations in order) are limited as follows by our charter, (a) acquisition fees, acquisition expense reimbursements and financing coordination fees, (b) total operating expenses (as defined below), (c) disposition fees and (d) aggregate subordinated distributions by the operating partnership payable to the Advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our 2013 Long-Term Incentive Plan and 2013 Independent Director Stock Plan, shall not exceed (a) 4.5% of all properties’ aggregate gross contract purchase price, (b) as determined for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2.0% of average invested assets and 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) the lesser of 3.0% of the contract sales price and one-half of the competitive real estate commission for all properties that we sell in connection with which our Advisor, Sub-advisor or any of their affiliates provides a substantial amount of services and (d) 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Additionally, any options, warrants or other stock awards we issue to our Advisor, our Sub-advisor, our directors or officers or any affiliate of the foregoing, whether under our 2013 Long-Term Incentive Plan or under the Independent Director Stock Plan, shall not exceed an amount equal to 5.0% of our outstanding capital stock on the date of grant. The selling commissions may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through the DRIP.

The following supersedes and replaces the discussion, and other similar discussions, contained in the section of our prospectus captioned “MANAGEMENT COMPENSATION — Operational Stage — Property Management Fees,” which is on page 113 of our prospectus.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (80,000 shares)
Property Management Fees — Property Manager	Property management fees equal to 4% of the monthly gross receipts from the properties managed by our property manager are payable monthly to our property manager. Our property manager may subcontract the performance of its property management and leasing duties to third parties, and our property manager may pay a portion of its property management or leasing fees to the third parties with whom it subcontracts for these services. Should our property manager sub-contract such services and pay such fees to a third party out of its property management or leasing fees, we will not reimburse our property manager for the payment of such fees, provided, however, that if our property manager engages a co-broker to lease a particular vacancy, the leasing fees may be increased by up to 50% to cover the actual cost of the co-broker’s fee. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers. We do not, however, reimburse our property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Investments in Real Estate Assets

This section has been inserted to the prospectus following the section captioned “INVESTMENT OBJECTIVES AND CRITERIA,” which begins on page 136 of the prospectus.

Property Acquisitions

As of the date hereof, we have completed the following property acquisitions:

Bethany Village Shopping Center

On March 14, 2014, we purchased, through a wholly-owned subsidiary, a grocery-anchored shopping center containing 81,674 rentable square feet located on approximately 12.32 acres of land in Alpharetta, Georgia, or Bethany Village Shopping Center, for approximately $11.2 million, exclusive of closing costs. We funded the purchase price with proceeds from the offering. Bethany Village Shopping Center was purchased from MEPT Bethany Village LLC, a Delaware limited liability company, which is not affiliated with us, our Advisor or our Sub-advisor.

Currently, Bethany Village Shopping Center is 93.3% leased to twelve tenants. Publix, a market-leading grocery store chain, occupies 63.3% of the total rentable square feet at the shopping center. No other tenant occupies more than 10% of the total rentable square feet at Bethany Village Shopping Center. The Publix lease expires on May 31, 2021 and the average rental rate over the remaining lease term is $8.80 per leased square foot. Publix has six options to extend the term of its lease by five years each.

Bethany Village Shopping Center was constructed in 2001. The average occupancy rate for Bethany Village Shopping Center during each of the last three years was as follows:

Year(1)	Average Occupancy Rate
2011	87.2%
2012	86.0%
2013	86.2%

(1)	Occupancy data for 2009 and 2010 is not available.

The average effective annual rental rate per leased square foot for each of the last three years for Bethany Village Shopping Center was as follows:

Year(1)	Average Effective Annual Rental Rate per Leased Square Foot
2011	$12.44
2012	11.35
2013	11.21

(1)	Rent data for 2009 and 2010 is not available.

We calculate average effective annual rental rate per leased square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Bethany Village Shopping Center by leased square footage and by annualized base rent as of March 31, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Leased Rentable Square Feet Expiring
2014	3	$106,368	12.3%	4,800	6.3%
2015	—	—	—	—	—
2016	5	189,600	21.9%	11,800	15.5%
2017	1	30,072	3.4%	1,400	1.9%
2018	1	22,104	2.6%	1,700	2.2%
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	1	454,728	52.5%	51,674	67.8%
2022	—	—	—	—	—
2023	1	63,600	7.3%	4,800	6.3%
Thereafter	—	—	—	—	—

Annualized base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of March 31, 2014.

We currently have no plans for capital improvement of Bethany Village Shopping Center and we believe that Bethany Village Shopping Center is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of cost allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $135,456, at a rate of 3.38%.

Staunton Plaza

On April 30, 2014, we purchased, through a wholly-owned subsidiary, or the Staunton Subsidiary, a grocery-anchored shopping center containing 80,265 rentable square feet located on approximately 11.1 acres of land in Staunton, Virginia, or Staunton Plaza, for approximately $17.2 million, exclusive of closing costs. We funded approximately $4.6 million of the purchase price with proceeds from our ongoing initial public offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $12.6 million, for the remainder of the purchase price. Staunton Plaza was purchased from Staunton Plaza, LLC, a Virginia limited liability company, which is not affiliated with us, our advisor or our sub-advisor. On December 18, 2013, an affiliate of our sub-advisor, Phillips Edison Group LLC, or the Affiliate, entered into a purchase agreement with Staunton Plaza, LLC, a Virginia limited liability company, to purchase Staunton Plaza. On January 27, 2014, the Affiliate assigned this purchase agreement to the Staunton Subsidiary for $500,000, which is the amount of the deposit made by the Affiliate under the purchase agreement.

Currently, Staunton Plaza is 100% leased to five tenants. Martin’s, a regional market-leading grocery store chain, occupies 85.6% of the total rentable square feet at the shopping center. No other tenant occupies more than 10% of the total rentable square feet at Staunton Plaza. The Martin’s lease expires on September 30, 2026 and the average rental rate over the remaining lease term is $17.17 per leased square foot. Martin’s has eight options to extend the term of its lease by five years each.

Staunton Plaza was constructed in 2006. The average occupancy rate for Staunton Plaza during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	100%
2010	96.0%
2011	95.7%
2012	100%
2013	100%

The average effective annual rental rate per leased square foot for each of the last five years for Staunton Plaza was as follows:

Year	Average Effective Annual Rental Rate per Leased Square Foot
2009	$17.00
2010	17.00
2011	16.55
2012	16.55
2013	16.55

We calculate average effective annual rental rate per leased square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Staunton Plaza by leased square footage and by annualized base rent as of January 1, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Leased Rentable Square Feet Expiring
2014	2	$118,800	8.9%	4,340	5.4%
2015	—	—	—	—	—
2016	1	23,940	1.8%	1,360	1.7%
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	1	60,024	4.6%	5,850	7.3%
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	1	1,125,552	84.7%	68,715	85.6%

Annualized base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of January 1, 2014.

We currently have no plans for capital improvement of Staunton Plaza and we believe that Staunton Plaza is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $86,400, at a rate of 0.95%.

Northpark Village

On July 25, 2014, we purchased, through a wholly-owned subsidiary, Northpark Village, a grocery-anchored shopping center containing 70,479 rentable square feet located on approximately 5.5 acres of land in Lubbock, Texas, for approximately $8.2 million, exclusive of closing costs. We funded the purchase price with proceeds from the offering. Northpark Village was purchased from TPRF II/Northpark, a Texas limited partnership, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Northpark Village is 95.2% leased to eleven tenants. United Supermarkets, a regional market-leading grocery store chain, occupies 50,700 rentable square feet at Northpark Village. No other tenant occupies more than 10% of the total rentable square feet at Northpark Village. The United Supermarkets lease expires on March 31, 2020 and the average rental rate over the remaining lease term is $6.75 per leased square foot. United Supermarkets has two options to extend the term of its lease by five years each.

Northpark Village was constructed in 1990. The average occupancy rate for Northpark Village during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	94.7%
2010	97.2%
2011	96.6%
2012	94.0%
2013	92.0%

The average effective annual rental rate per leased square foot for each of the last five years for Northpark Village was as follows:

Year	Average Effective Annual Rental Rate per Leased Square Foot
2009	$8.73
2010	8.39
2011	8.41
2012	8.56
2013	8.51

We calculate average effective annual rental rate per leased square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Northpark Village by leased rentable square footage and by annualized base rent as of January 1, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Leased Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	4	$113,578	19.4%	7,611	11.3%
2016	2	36,319	6.2%	2,510	3.7%
2017	1	21,483	3.6%	1,386	2.1%
2018	—	—	—	—	—
2019	2	50,978	8.7%	2,999	4.5%
2020	1	342,225	58.4%	50,700	75.5%
2021	1	21,730	3.7%	1,923	2.9%
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of January 1, 2014.

We currently have no plans for capital improvement of Northpark Village and we believe that Northpark Village is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $102,700, at a rate of 2.21%.

Spring Cypress Village

On July 30, 2014, we purchased, through a wholly-owned subsidiary, Spring Cypress Village, a grocery-anchored shopping center containing 97,550 rentable square feet located on approximately 15.69 acres of land in Houston, Texas, for approximately $21.4 million, exclusive of closing costs. We funded the purchase price with proceeds from the offering. Spring Cypress Village was purchased from Sun Life Assurance Company of Canada (U.S.), a Delaware corporation, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Spring Cypress Village is 79% leased to 11 tenants. Sprouts, a regional market-leading grocery store chain, occupies 28,001 rentable square feet at Spring Cypress Village. No other tenant occupies more than 10% of the total rentable square feet at Spring Cypress Village. The Sprouts lease expires on April 30, 2028 and the average rental rate over the remaining lease term is $14.73 per leased square foot.

Spring Cypress Village was constructed in 1982 and renovated in 2007. The average occupancy rate for Spring Cypress Village during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	38.7%
2010	42.6%
2011	41.0%
2012	43.3%
2013	63.8%

The average effective annual rental rate per leased square foot for each of the last five years for Spring Cypress Village was as follows:

Year	Average Effective Annual Rental Rate per Leased Square Foot
2009	$14.08
2010	$15.73
2011	$16.59
2012	$16.88
2013	$15.51

We calculate average effective annual rental rate per leased square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Spring Cypress Village by leased rentable square footage and by annualized base rent as of January 1, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring		% of Leased Rentable Square Feet Expiring
2014	1	$111,936	9.1%	5,597		7.3%
2015	1	91,548	7.5%	—	(1)	— (1)
2016	—	—	—	—		—
2017	1	36,204	2.9%	1,750		2.3%
2018	3	372,084	30.3%	24,631		32.0%
2019	3	93,588	7.6%	6,021		7.8%
2020	—	—	—	—		—
2021	—	—	—	—		—
2022	—	—	—	—		—
2023	1	132,000	10.7%	11,000		14.3%
Thereafter	1	392,016	31.9%	28,001		36.3%

(1)	Pursuant to a ground lease, we do not own the building occupied by this tenant; therefore, there is no leased rentable square footage associated with the rent that we collect.

Annualized base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of January 1, 2014.

We currently have no plans for capital improvement of Spring Cypress Village and we believe that Spring Cypress Village is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $144,500, at a rate of 2.28%.

Kipling Marketplace

On August 7, 2014, we purchased, through an indirect wholly-owned subsidiary, a grocery-anchored shopping center containing 90,124 rentable square feet located on approximately 8.69 acres of land in Littleton, Colorado (“Kipling Marketplace”) for approximately $12.45 million, exclusive of closing costs. We funded the purchase price with proceeds from the offering. Kipling Marketplace was purchased from Terramar Retail Centers, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Kipling Marketplace is 96% leased to 19 tenants. Safeway, a market-leading grocery store chain, occupies 50,794 rentable square feet at Kipling Marketplace. No other tenant occupies more than 10% of the total rentable square feet at Kipling Marketplace. The Safeway lease expires on June 9, 2018 and the average rental rate over the remaining lease term is $6.63 per square foot. Safeway has four options to extend the term of its lease by five years each.

Kipling Marketplace was constructed in 1983 and renovated in 2009. The average occupancy rate for Kipling Marketplace during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	87.6%
2010	86.2%
2011	89.0%
2012	92.9%
2013	93.8%

The average effective annual rental rate per square foot for each of the last five years for Kipling Marketplace was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$10.54
2010	$10.45
2011	$10.75
2012	$10.73
2013	$10.83

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Kipling Marketplace by square footage and by annualized contractual base rent as of January 1, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	2	$77,856	7.9%	4,570	5.3%
2015	4	97,212	9.8%	5,702	6.6%
2016	4	158,760	16.0%	8,208	9.5%
2017	4	114,324	11.5%	6,685	7.8%
2018	4	514,776	52.0%	59,939	69.5%
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
2022	1	27,444	2.8%	1,100	1.3%
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of January 1, 2014.

We currently have no plans for capital improvement of Kipling Marketplace and we believe that Kipling Marketplace is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $258,300, at a rate of 2.94%.

Lake Washington Crossing

On August 15, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 118,698 rentable square feet located on approximately 13.25 acres of land in Melbourne, Florida (“Lake Washington Crossing”) for approximately $13.4 million exclusive of closing costs. We funded the purchase price with proceeds from the offering. Lake Washington Crossing was purchased from WRI-SRP Lake Washington, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Lake Washington Crossing is 84% leased to 26 tenants. Publix, a market-leading grocery store chain, occupies 39,795 rentable square feet at Lake Washington Crossing. No other tenant occupies more than 10% of the total rentable square feet at Lake Washington Crossing. The Publix lease expires on April 30, 2017 and the average rental rate per year over the remaining lease term is $5.15 per square foot. Publix has six options to extend the term of its lease by five years each.

Lake Washington Crossing was constructed in 1987 and renovated in 2012. The average occupancy rate for Lake Washington Crossing during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	75%
2010	77%
2011	86%
2012	76%
2013	82%

The average effective annual rental rate per square foot for each of the last five years for Lake Washington Crossing was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$9.41
2010	$10.35
2011	$10.20
2012	$10.20
2013	$10.20

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Lake Washington Crossing by square footage and by annualized contractual base rent as of August 15, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	6	$156,000	13.7%	10,397	10.4%
2016	7	175,224	15.5%	11,701	11.8%
2017	4	284,760	25.2%	44,565	44.7%
2018	5	204,948	18.1%	11,335	11.4%
2019	3	103,860	9.2%	5,038	5.1%
2020	—	—	—	—	—
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	1	207,252	18.3%	16,580	16.6%

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of August 15, 2014.

We currently have no plans for any significant renovations or improvements of Lake Washington Crossing and we believe that Lake Washington Crossing is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $141,800, at a rate of 2.55%.

MetroWest Village

On August 20, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 106,977 rentable square feet located on approximately 11.16 acres of land in Orlando, Florida (“MetroWest Village”) for approximately $18.7 million, exclusive of closing costs. We funded the purchase price with proceeds from the offering. MetroWest Village was purchased from Metro West (E&A), LLC, a South Carolina limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, MetroWest Village is 94% leased to 20 tenants. Publix, a market-leading grocery store chain, occupies 48,555 rentable square feet at MetroWest Village. No other tenant occupies more than 10% of the total rentable square feet at MetroWest Village. The Publix lease expires on November 14, 2015 and the average rental rate per year over the remaining lease term is $7.50 per square foot. Publix has three options to extend the term of its lease by five years each.

MetroWest Village was constructed in 1990. The average occupancy rate for MetroWest Village during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	90%
2010	85%
2011	86%
2012	95%
2013	93%

The average effective annual rental rate per square foot for each of the last five years for MetroWest Village was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$15.20
2010	$14.56
2011	$13.05
2012	$13.24
2013	$13.17

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for MetroWest Village by square footage and by annualized contractual base rent as of August 18, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	2	$76,140	6.3%	3,956	3.9%
2015	3	504,816	41.9%	56,723	56.4%
2016	3	84,384	7.0%	4,080	4.2%
2017	2	144,648	12.0%	10,075	10.0%
2018	4	245,664	20.4%	10,101	10.0%
2019	2	23,508	2.0%	4,147	4.1%
2020	2	90,924	7.5%	5,469	5.4%
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	1	35,256	2.9%	1,377	1.4%
Thereafter(1)	1	—	—	4,604	4.6%

(1)	Includes one executed lease in which the tenant has not yet taken possession of the space and thus is not currently paying rent.

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of August 18, 2014.

We currently have no plans for any significant renovations or improvements of MetroWest Village and we believe that MetroWest Village is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $199,200, at a rate of 1.99%.

Kings Crossing

On August 26, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 75,020 rentable square feet located on approximately 9.81 acres of land in Sun City Center, Florida (“Kings Crossing”) for approximately $14.0 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Kings Crossing was purchased from RC FL-King’s Crossing, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Kings Crossing is 97% leased to 15 tenants. Publix, a market-leading grocery store chain, occupies 51,420 rentable square feet at Kings Crossing. No other tenant occupies more than 10% of the total rentable square feet at Kings Crossing. The Publix lease expires on July 1, 2020 and the average rental rate per year over the remaining lease term is $8.90 per square foot. Publix has six options to extend the term of its lease by five years each.

Kings Crossing was constructed in 2000. The average occupancy rate for Kings Crossing during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	*
2010	*
2011	95.5%
2012	98.7%
2013	97.1%

*	Average occupancy rates for years 2009 and 2010 are unavailable.

The average effective annual rental rate per square foot for each of the last five years for Kings Crossing was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	*
2010	*
2011	$11.82
2012	$12.27
2013	$12.27

*	Average effective annual rental rates per square foot for years 2009 and 2010 are unavailable.

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Kings Crossing by square footage and by annualized contractual base rent as of August 25, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	4	$105,228	11.6%	4,800	6.6%
2016	5	190,860	21.1%	9,418	13.0%
2017	3	87,492	9.7%	3,600	4.9%
2018	1	24,600	2.7%	1,200	1.6%
2019	—	—	—	—	—
2020	2	496,896	54.9%	53,802	73.9%
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of August 25, 2014.

We currently have no plans for any significant renovations or improvements of Kings Crossing and we believe that Kings Crossing is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $140,100, at a rate of 2.03%.

Commonwealth Square

On October 2, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 141,310 rentable square feet located on approximately 14.09 acres of land in Folsom, California (“Commonwealth Square”) for approximately $19.4 million, exclusive of closing costs. We funded approximately $12.2 million of the purchase price with proceeds from our offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $7.2 million, for the remainder of the purchase price. The loan carries an interest rate of 4.25% per annum and has a maturity date of June 1, 2023. The loan is amortizing over a ten-year period which commenced on July 1, 2013 and ends on the maturity date, at which point a balloon payment will be due on the remaining balance. Commonwealth Square was purchased from Commonwealth Equity, L.P., a California limited partnership, LA Brea Equity Venture, LLC, a California limited liability company, and Westfield Equity, LLC, a California Limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Commonwealth Square is 84.8% leased to 27 tenants. Raley’s, a regional market-leading grocery store chain, occupies 60,114 rentable square feet at Commonwealth Square. No other tenant occupies more than 10% of the total rentable square feet at Commonwealth Square. The Raley’s lease expires on December 31, 2021 and the average rental rate per year over the remaining lease term is $4.00 per square foot. Raley’s has three options to extend the term of its lease by five years each.

Commonwealth Square was constructed in 1987. The average occupancy rate for Commonwealth Square during each of the last three years was as follows:

Year(1)	Average Occupancy Rate
2011	70.2%
2012	74.8%
2013	82.4%

(1)	Note that average occupancy rate data for years 2009 and 2010 was not available to us.

The average effective annual rental rate per square foot for each of the last three years for Commonwealth Square was as follows:

Year(1)	Average Effective Annual Rental Rate per Square Foot
2011	$15.02
2012	$11.14
2013	$13.06

(1)	Note that average effective annual rental rate per square foot data for years 2009 and 2010 was not available to us.

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Commonwealth Square by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	2	$73,968	5.5%	3,540	3.0%
2016	2	61,908	4.5%	4,020	3.3%
2017	8	302,064	22.2%	15,426	12.9%
2018	4	322,728	23.7%	14,260	11.9%
2019	5	137,952	10.1%	9,750	8.1%
2020	1	22,584	1.7%	1,711	1.4%
2021	1	240,456	17.7%	60,114	50.2%
2022	2	102,564	7.5%	5,872	4.9%
2023	1	37,440	2.7%	2,400	2.0%
Thereafter	1	60,000	4.4%	2,733	2.3%

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of October 7, 2014.

We currently have no plans for any significant renovations or improvements of Commonwealth Square and we believe that Commonwealth Square is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the taxable year 2013 were $209,600, at a rate of 1.08%.

Colonial Promenade

On October 10, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 280,228 rentable square feet located on approximately 30.9 acres of land in Winter Haven, Florida (“Colonial Promenade”) for approximately $33.3 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Colonial Promenade was purchased from AM Winter Haven, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Colonial Promenade is 97.4% leased to 20 tenants. Walmart Supercenter, a market-leading grocery store chain, occupies 223,038 rentable square feet at Colonial Promenade. No other tenant occupies more than 10% of the total rentable square feet at Colonial Promenade. The Walmart Supercenter lease expires on August 31, 2028 and the average rental rate per year over the remaining lease term is $6.73 per square foot. Walmart Supercenter has fifteen options to extend the term of its lease by five years each.

Colonial Promenade was constructed in 1986 and renovated in 2008. The average occupancy rate for Colonial Promenade during each of the last four years was as follows:

Year(1)	Average Occupancy Rate
2010	93.9%
2011	95.3%
2012	95.0%
2013	84.6%

(1)	Note that average occupancy rate data for year 2009 was not available to us.

The average effective annual rental rate per square foot for each of the last four years for Colonial Promenade was as follows:

Year(1)	Average Effective Annual Rental Rate per Square Foot
2010	$7.65
2011	$7.89
2012	$7.60
2013	$7.82

(1)	Note that average effective annual rental rate per square foot data for year 2009 was not available to us.

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Colonial Promenade by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	1	$17,400	0.8%	1,200	0.4%
2015	3	112,620	5.5%	7,500	2.7%
2016	3	70,212	3.4%	3,900	1.4%
2017	3	121,128	5.9%	9,800	3.6%
2018	3	103,548	5.0%	11,840	4.3%
2019(1)	1	—	—	3,700	1.4%
2020	2	50,568	2.5%	3,030	1.1%
2021	2	85,200	4.1%	5,100	1.9%
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter(1)	2	1,500,000	72.8%	226,938	83.2%

(1)	Annualized base rent does not include tenants that have not yet begun to pay rent, in accordance with rent abatement periods or similar concessions per the terms of the lease agreement.

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of September 30, 2014.

We currently have no plans for any significant renovations or improvements of Colonial Promenade and we believe that Colonial Promenade is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the calendar year 2013 were $225,700, at a rate of 2.11%.

Point Loomis

On October 21, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 160,533 rentable square feet located on approximately 14 acres of land in Milwaukee, Wisconsin (“Point Loomis”) for approximately $10.4 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Point Loomis was purchased from JDN Realty Corporation, a Maryland corporation, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Point Loomis is 100% leased to three tenants. Pick 'n Save, a regional market-leading grocery store chain, occupies 76,129 rentable square feet at Point Loomis. Point Loomis is co-anchored by Kohl’s, which occupies 80,731 rentable square feet. No other tenant occupies more than 10% of the total rentable square feet at Point Loomis. The Pick 'n Save lease expires on December 31, 2017 and the average rental rate per year over the remaining lease term is $4.53 per square foot. Pick 'n Save has one option to extend the term of its lease by five years. The Kohl’s lease expires on January 31, 2021 and the average rental rate per year over the remaining lease term is $4.34 per square foot. Kohl’s has two options to extend the term of its lease by five years each.

Point Loomis was constructed in 1965 and renovated in 1991. The average occupancy rate for Point Loomis during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	100.0%
2010	100.0%
2011	100.0%
2012	100.0%
2013	100.0%

The average effective annual rental rate per square foot for each of the last five years for Point Loomis was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$4.59
2010	$4.59
2011	$4.59
2012	$4.59
2013	$4.84

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Point Loomis by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	1	$74,676	9.7%	3,673	2.3%
2017	1	344,868	44.8%	76,129	47.4%
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	1	350,376	45.5%	80,731	50.3%
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of September 30, 2014.

We currently have no plans for any significant renovations or improvements of Point Loomis and we believe that Point Loomis is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the taxable year 2013 were $246,400, at a rate of 3.06%.

Hilander Village

On October 24, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 125,712 rentable square feet located on approximately 11.05 acres of land in Roscoe, Illinois (“Hilander Village”) for approximately $9.3 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Hilander Village was purchased from DDR-SAU Roscoe Hononegah, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Hilander Village is 86.6% leased to 13 tenants. Schnuck’s, a regional market-leading grocery store chain, occupies 78,388 rentable square feet at Hilander Village. No other tenant occupies more than 10% of the total rentable square feet at Hilander Village. The Schnuck’s lease expires on December 31, 2020 and the average rental rate per year over the remaining lease term is $7.86 per square foot. Schnuck’s has six options to extend the term of its lease by five years each.

Hilander Village was constructed in 1994. The average occupancy rate for Hilander Village during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	87.7%
2010	81.4%
2011	81.4%
2012	83.0%
2013	86.6%

The average effective annual rental rate per square foot for each of the last five years for Hilander Village was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$9.57
2010	$9.26
2011	$9.29
2012	$9.31
2013	$9.31

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Hilander Village by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	7	$215,268	21.9%	20,061	18.5%
2016	1	19,740	2.0%	1,645	1.5%
2017	2	85,608	8.7%	6,025	5.5%
2018	2	46,956	4.8%	2,700	2.5%
2019	—	—	—	—	—
2020	1	615,888	62.6%	78,388	72.0%
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of September 30, 2014.

We currently have no plans for any significant renovations or improvements of Hilander Village and we believe that Hilander Village is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the taxable year 2013 were $234,400, at a rate of 3.38%.

Milan Plaza

On October 24, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 61,357 rentable square feet located on approximately 14.83 acres of land in Milan, Michigan (“Milan Plaza”) for approximately $2.3 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Milan Plaza was purchased from DDR-SAU Roscoe Hononegah, LLC, a Delaware limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Milan Plaza is 84.3% leased to five tenants. Kroger, a market-leading grocery store chain, occupies 41,066 rentable square feet at Milan Village. No other tenant occupies more than 10% of the total rentable square feet at Milan Village. The Kroger lease expires on December 31, 2020 and the average rental rate per year over the remaining lease term is $4.02 per square foot. Kroger has six options to extend the term of its lease by five years each.

Milan Plaza was constructed in 1960 and renovated in 1975. The average occupancy rate for Milan Plaza during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	89.7%
2010	90.2%
2011	90.2%
2012	85.3%
2013	85.3%

The average effective annual rental rate per square foot for each of the last five years for Milan Plaza was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$4.41
2010	$4.64
2011	$4.64
2012	$4.68
2013	$5.33

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Milan Plaza by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	2	$24,960	9.8%	3,930	7.7%
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	1	17,760	7.0%	1,370	2.6%
2019	—	—	—	—	—
2020	2	210,984	83.2%	46,400	89.7%
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
Thereafter	—	—	—	—	—

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of September 30, 2014.

We currently have no plans for any significant renovations or improvements of Milan Plaza and we believe that Milan Plaza is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the taxable year 2013 were $72,900, at a rate of 6.25%.

Laguna 99 Plaza

On November 10, 2014, we purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 89,188 rentable square feet located on approximately 9 acres of land in Elk Grove, California (“Laguna 99 Plaza”) for approximately $19.2 million, exclusive of closing costs. We funded the purchase price with proceeds from our offering. Laguna 99 Plaza was purchased from GD Development Company LLC, a California limited liability company, which is not affiliated with us, our advisor or our sub-advisor.

Currently, Laguna 99 Plaza is 77% leased to 21 tenants. Walmart Neighborhood Market, a market-leading grocery store chain, occupies 38,520 rentable square feet at Laguna 99 Plaza. The Walmart Neighborhood Market lease expires on October 31, 2022 and the average rental rate per year over the remaining lease term is $10.00 per square foot. Walmart Neighborhood Market has nine options to extend the term of its lease by five years each.

Laguna 99 Plaza was constructed in 1992. The average occupancy rate for Laguna 99 Plaza during each of the last five years was as follows:

Year	Average Occupancy Rate
2009	100.0%
2010	98.7%
2011	32.2%
2012	75.4%
2013	75.4%

The average effective annual rental rate per square foot for each of the last five years for Laguna 99 Plaza was as follows:

Year	Average Effective Annual Rental Rate per Square Foot
2009	$18.05
2010	$17.49
2011	$9.99
2012	$14.61
2013	$13.96

We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

The table below sets forth a schedule of expiring leases for Laguna 99 Plaza by square footage and by annualized contractual base rent as of September 30, 2014.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2014	—	—	—	—	—
2015	1	$12,036	0.9%	405	0.6%
2016	2	110,750	8.6%	3,822	5.5%
2017	5	180,948	14.1%	5,945	8.6%
2018	6	271,188	21.1%	8,926	12.9%
2019	4	238,224	18.5%	8,272	12.0%
2020	1	53,544	4.2%	1,897	2.8%
2021	—	—	—	—	—
2022	1	385,200	29.9%	38,520	55.9%
2023	—	—	—	—	—
Thereafter	1	34,320	2.7%	1,144	1.7%

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of September 30, 2014.

We currently have no plans for any significant renovations or improvements of Laguna 99 Plaza and we believe that Laguna 99 Plaza is suitable for its intended purpose and adequately insured.

The rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of purchase price allocation studies.

The annual realty taxes payable on the property for the taxable year 2013 were $117,400, at a rate of 1.01%.

Financing Transactions

Staunton Plaza

On April 30, 2014, the Staunton Subsidiary assumed a loan with a remaining principal amount equal to approximately $12.6 million from U.S. Bank National Association. The loan is secured by a first priority mortgage on Staunton Plaza, and bears interest at an initial rate equal to 5.99% per annum. On October 1, 2016, the interest rate will adjust to the greater of 5.99% per annum or the treasury rate for the week ending prior to October 1, 2016, plus 5.00% per annum. The loan has an approximate 22-year term remaining, maturing on October 1, 2036; however, the anticipated repayment date is October 1, 2016, subject to the terms in the loan assumption agreement. The loan requires the Staunton Subsidiary to make monthly payments of principal and interest calculated on a straight line basis through the maturity date. Subject to satisfying certain conditions, as set forth in the loan documents, and together with the payment of a prepayment premium if prepayment is made prior to September 1, 2016, the Staunton Subsidiary may prepay all or a portion of the loan at any time and obtain the release of the property and the related obligations under the loan documents.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default.

The loan is non-recourse to the Staunton Subsidiary, subject to certain standard exceptions. We and our operating partnership have agreed to guaranty either losses sustained on account of the breach of some of such recourse exceptions or, in limited circumstances, the entirety of the loan on account of the breach of other such recourse exceptions as described in the loan documents. We and our operating partnership will be liable for the entirety of the loan if, among other things, the property becomes an asset in a voluntary bankruptcy proceeding or in the event of prohibited property transfers.

Commonwealth Plaza

On October 2, 2014, Commonwealth Square Station LLC (the “Commonwealth Subsidiary”) assumed a loan with a remaining principal amount equal to approximately $7.2 million from CMFG Life Insurance Company. The loan is secured by a first priority mortgage on Commonwealth Square, and bears interest at a rate equal to 4.25% per annum. The loan has an approximate nine-year term remaining, maturing on June 1, 2023. The loan requires the Commonwealth Subsidiary to make monthly payments of principal and interest calculated on a straight line basis through the maturity date. Subsequent to June 1, 2015, subject to satisfying certain conditions, as set forth in the loan documents, and together with the payment of a prepayment premium, the Commonwealth Subsidiary may prepay all or a portion of the loan at any time and obtain the release of the property and the related obligations under the loan documents.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default.

The loan is non-recourse to the Commonwealth Subsidiary, subject to certain standard exceptions. We and our operating partnership have agreed to guaranty either losses sustained on account of the breach of some of such recourse exceptions or, in limited circumstances, the entirety of the loan on account of the breach of other such recourse exceptions as described in the loan documents. We and our operating partnership will be liable for the entirety of the loan if, among other things, the property becomes an asset in a voluntary bankruptcy proceeding or in the event of prohibited property transfers.

Revolving Credit Facility

On July 2, 2014, we, through our operating partnership as “Borrower,” certain of our subsidiaries, or the Guarantors, KeyBank National Association, or KeyBank, in its capacity as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A., in its capacity as syndication agent, Bank of America, N.A., Wells Fargo Bank, National Association, MUFG Union Bank, N.A. as Co-Documentation Agents, and certain other lenders, entered into a $200 million revolving credit facility, or the Revolving Credit Facility. The Revolving Credit Facility includes a sublimit of $20 million for swing line loans and a sublimit of $20 million for letters of credit. The Revolving Credit Facility provides our operating partnership with the ability from time to time to (i) increase the size of the Revolving Credit Facility up to a total of $700 million. The Revolving Credit Facility will be guaranteed by us and until (i) the Security Interests Release Date occurs (as defined below), the Revolving Credit Facility will be secured by the equity interests in each subsidiary guarantor, or the Collateral, and (ii) a Borrowing Base Termination Event (as defined below) occurs, the Revolving Credit Facility will be guaranteed by the subsidiary guarantors. A Security Interests Release Date will occur if, so long as no default or event of default has occurred and is continuing: (a) we have raised in excess of $200 million of gross equity, (b) the total asset value exceeds $400 million, and (c) the Collateral is released upon the Borrower’s request. A Borrowing Base Termination Event will occur if: (a) we obtain an investment grade rating or (b) so long as no default or event of default has occurred and is continuing, (i) the total asset value exceeds $1.5 billion and (ii) the aggregate occupancy of all unencumbered properties is greater than or equal to 80%.

The Revolving Credit Facility matures on July 2, 2018 and contains two six-month extension options that our operating partnership may exercise upon payment of an extension fee equal to 0.075% of the total commitments under the Revolving Credit Facility at the time of each extension and subject to certain other conditions. Amounts outstanding under the Revolving Credit Facility will bear interest at either (1) the sum of (a) the highest of (x) the prime rate announced by KeyBank from time to time, (y) one-month LIBOR plus 1.0% or (z) the federal funds effective rate plus 0.50%, plus (b) (x) prior to the occurrence of the Security Interests Release Date, 0.80% to 1.60%, and (y) after the occurrence of the Security Interests Release Date, 0.30% to 1.10%, in each case depending upon our then-current leverage ratio, or the Base Rate, or (2) LIBOR plus (a) prior to the occurrence of the Security Interests Release Date, 1.80% to 2.60%, and (b) after the occurrence of the Security Interests Release Date, 1.30% to 2.10%, in each case depending upon our then-current leverage ratio, or the LIBOR Rate. Our operating partnership has the option to elect whether advances under the Revolving Credit Facility will incur interest at either the Base Rate or the LIBOR Rate; however, all swing line loans are to incur interest at the Base Rate. Our operating partnership must pay to Key Bank a quarterly unused facility fee that equals the amount of the Revolving Credit Facility unused by our operating partnership on a given day multiplied by either (i) 0.15% if 50% or more of the Revolving Credit Facility is being used or, (ii) 0.25% if less than 50% of the Revolving Credit Facility is being used.

The Revolving Credit Facility requires monthly payments of accrued unpaid interest. Our operating partnership has the right to prepay any outstanding amount at any time with no prepayment penalty or premium. We have guaranteed our operating partnership’s obligations under the Revolving Credit Facility.

Availability under the Revolving Credit Facility is subject to compliance with a borrowing base and the Revolving Credit Facility requires adherence to certain financial covenants, including, but not limited to (a) prior to the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a minimum fixed charge coverage ratio; (iii) minimum tangible net worth; (iv) maximum total other recourse indebtedness; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered net operating income to mortgageability ratio; and (b) after the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered net operating income to mortgageability ratio.

We intend to use proceeds from the Revolving Credit Facility to finance the acquisition of our targeted portfolio consisting of well-occupied grocery-anchored neighborhood shopping centers having a mix of national, credit worthy retailers selling necessity-based goods and services in strong markets throughout the United States.

Volume Discounts

The following disclosure supplements the discussion contained in the section of our prospectus captioned “PLAN OF DISTRIBUTION — Volume Discounts,” which begins on page 238 of our prospectus.

Purchase of Shares Subject to Volume Discount

In July 2014, a single investor (referred to in this prospectus as the “Major Investor”), agreed to purchase during the course of this offering a minimum of $5,000,000 in value of shares of our common stock in consideration for reduced selling commissions and dealer manager fees. In exchange for the Major Investor’s agreement to purchase a minimum of $5,000,000 in value of shares of our common stock, we agreed to sell such shares to the Major Investor at $23.125 per share, from which we will receive net proceeds of $22.50 per share. The purchases by the Major Investor are expected to occur in multiple transactions during the course of this offering. The Major Investor will pay for all shares purchased in each transaction at the time of such transaction. Accordingly, the Major Investor will purchase from us a minimum of 216,216.22 shares (calculated by dividing the minimum purchase amount of $5,000,000 by the purchase price of $23.125 per share). We may issue fractional shares to the Major Investor. Other investors who wish to purchase a minimum of $5,000,000 in value of shares of our common stock during the course of our offering in consideration for reduced selling commissions and dealer manager fee also may purchase such shares at $23.125 per share.

How to Subscribe

The following paragraph in the section of our prospectus captioned “HOW TO SUBSCRIBE,” which begins on page 243, is deleted in its entirety from the prospectus.

An investor may participate in our Automatic Purchase Plan, or APP, if the investor initials their subscription agreement, indicating that the investor is opting in to the APP and by executing the Phillips Edison — ARC Grocery Center REIT II, Inc. Automatic Purchase Plan Authorization Form which can be requested from us. The APP allows an investor to make additional investments in us by authorizing automatic debits from their financial institution to be made on a monthly, quarterly, semi-annual or annual basis at the same price and on the same other terms as shares are then being sold in our primary offering. For the appropriate contact information, see the section entitled “Prospectus Summary — What is Phillips Edison — ARC Grocery Center REIT II, Inc.”

Incorporation of Certain Information by Reference

The following disclosure is added on page 246 of the prospectus under a new heading captioned “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.”

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.grocerycenterREIT2.com (URL for documents: http://www.grocerycenterreit2.com/Offering/). There is additional information about us, our Advisor, our Sub-advisor, and their affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 6, 2014;
•	Current Reports on Form 8-K filed with the SEC on January 13, 2014, January 28, 2014, February 13, 2014, March 18, 2014, May 2, 2014, June 3, 2014, July 9, 2014, July 31, 2014, August 1, 2014, August 12, 2014, August 21, 2014, August 27, 2014, October 7, 2014, October 14, 2014, October 27, 2014 and November 12, 2014.

Our audited consolidated financial statements, as set forth in the original prospectus of Phillips Edison — ARC Grocery Center REIT II, Inc., dated November 25, 2013, have been superseded by the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 6, 2014.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.rcsecurities.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Experts

The following updates the section of the prospectus captioned “EXPERTS,” which is on page 246, and all other similar discussions throughout the prospectus.

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the period from June 5, 2013 (formation) to December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Subscription Agreements

The form of subscription agreement included in Appendix C-1 to this Supplement No. 22 replaces Appendix C-1 — Phillips Edison — ARC Grocery Center REIT II, Inc. Subscription Agreement included in the prospectus.

The form of multi-offering subscription agreement included in Appendix C-2 to this Supplement No. 22 replaces Appendix C-2 — Multi-Offering Subscription Agreement included in the prospectus.

Annex A

On November 10, 2014, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is attached as Annex A to this Supplement No. 22.

Appendix A

The following updates the discussion contained in the section of our prospectus captioned “Appendix A — Prior Performance Tables,” which begins on page A-1.

The following prior performance tables, or the Tables, provide information relating to the real estate investment programs sponsored by our Phillips Edison sponsor and programs sponsored by our AR Capital sponsor. Each of the previous programs sponsored by our Phillips Edison sponsor (except for PE-ARC) and investments and some of the prior programs sponsored by our AR Capital sponsor and investments were conducted through privately held entities not subject to the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which we will be subject. In addition, we are the Phillips Edison sponsor’s second publicly offered investment program. Because of these facts, our investors should not assume that the prior performance of programs sponsored by our sponsors will be indicative of our future performance. In assessing the relative importance of this information with respect to a decision to invest in this offering, you should keep in mind that we will rely primarily on affiliates of our Phillips Edison sponsor to identify acquisitions and manage our portfolio and we will rely primarily on affiliates of our AR Capital sponsor with respect to our capital-raising efforts, although both our Advisor and Sub-advisor will jointly participate in major decisions as described in the prospectus at “Management — Our Advisor and Sub-advisor.” You should also note that only programs sponsored by Phillips Edison have invested in our targeted portfolio of grocery-anchored neighborhood and community shopping centers.

Our Phillips Edison sponsor’s prior program described in the following tables has investment objectives similar to ours. None of the programs sponsored by our AR Capital sponsor had or have investment objectives similar to ours, except for PE-ARC and ARC RCA. We consider programs invested primarily in neighborhood and community shopping centers to have investment objectives similar to ours.

The Tables below provide information on the performance of a number of public and private programs of our AR Capital sponsor. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein for each of our sponsors:

Table I

OUR PHILLIPS EDISON SPONSOR’S EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table I provides a summary of the experience of our Phillips Edison sponsor in raising and investing in funds for public programs that have had an offering close during the three years ended December 31, 2013.

(dollars in thousands)	Phillips Edison – ARC Shopping Center REIT Inc. Value at 12/31/2013
Dollar amount offered(1)	$1,785,000
Dollar amount raised(2)	1,741,472
Length of offering (in months)(3)	42
Months to invest 90% of amount available for investment (from beginning of the offering)(4)	N/A

(1)	Initial public offering, includes amount allocated to DRP
(2)	As of December 31, 2013 including DRP
(3)	Began August 12, 2010 and ended February 7, 2014
(4)	Approximately $1.0 billion invested as of December 31, 2013

Table III

OPERATING RESULTS OF PRIOR PROGRAMS OF OUR PHILLIPS EDISON SPONSOR
(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table III summarizes the operating results of public programs sponsored by our Phillips Edison sponsor that have had offerings close during the five years ended December 31, 2013. All figures are as of or for the year ended December 31 of the year indicated.

		Phillips Edison – ARC Shopping Center REIT Inc.
(dollars in thousands, except per share data)	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Summary Operating Results
Gross revenues(1)	$73,165	$17,550	$3,529	$98	$—
Operating expenses	$75,184	$18,804	$5,234	$808	$—
Operating income (loss)	$(2,019)	$(1,254)	$(1,705)	$(710)	$—
Interest expense	$10,511	$3,020	$811	$38	$—
Other income, net(2)	$180	$1	$—	$1	$—
Net income (loss)-GAAP basis(3)	$(12,350)	$(4,273)	$(2,516)	$(747)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$18,540	$4,033	$593	$201	$—
Net cash flows provided by (used in) investing activities	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$—
Net cash flows provided by (used in) financing activities	$1,210,275	$195,130	$61,818	$21,555	$200
Amount and Source of Cash Distributions
Totals distributions paid to common stockholders	$38,007	$3,673	$873	$—	$—
Distribution data per $1,000 invested:
Totals distributions paid to common stockholders(4)	$54	$56	$58	$—	$—
From operations	$26	$56	$39	$—	$—
From sales of properties	$—	$—	$—	$—	$—
From financings	$—	$—	$19	$—	$—
From offering proceeds	$1	$—	$—	$—	$—
From DRIP	$27	$—	$—	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,767,110	$337,167	$87,463	$22,831	$1,143
Total assets (after depreciation)	$1,721,527	$325,410	$85,192	$22,713	$1,143
Total liabilities	$251,995	$173,139	$58,007	$21,556	$943

(1)	Includes amounts in Other Income
(2)	Added to template
(3)	Represents net loss unadjusted for amounts attributable to noncontrolling interests

(4)	Represents distributions paid, including DRP. See below for calculations:

Distributions paid, cash	19,301,000	2,349,000	715,000	—	—
Distributions paid, DRP	18,706,000	1,324,000	158,000	—	—
Distributions paid, including DRP	38,007,000	3,673,000	873,000	—	—
Weighted average common shares outstanding	70,227,368	6,509,470	1,503,477	168,419	—
Distributions declared per $1,000 invested	54.12	56.43	58.07	—	—

Table IV

RESULTS OF COMPLETED PROGRAMS OF OUR PHILLIPS EDISON SPONSOR

NOT APPLICABLE

Table V

SALES AND DISPOSALS OF PROPERTIES BY PROGRAMS OF OUR
PHILLIPS EDISON SPONSOR

NOT APPLICABLE

Copies of any and all such information will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRR from its inception on October 6, 2009 to December 31, 2013. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT(1)	ARCT III(2)	ARCT IV	PE-ARC		HCT		ARCT V		NYRR
Dollar amount offered	$1,500,000	$1,500,000	$1,500,000	$1,785,000		$1,500,000		$1,700,000		$1,500,000
Dollar amount raised(3)	1,695,813	1,750,291	1,753,560	1,741,472		1,791,198		1,557,640		1,697,677	(4)
Length of offerings (in months)	39	23	19	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39	18	14	N/A	(6)	32		N/A	(6)	40

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.
(3)	As of December 31, 2013. Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These offerings are closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	As of December 31, 2013 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRR from its inception on October 6, 2009 to December 31, 2013.

(dollars in thousands, except per share data)	ARCT(2)					ARCT III(3)			ARCT IV
	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(1)	$(32,121)	$(2,124)	$—	$(71,155)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$801
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.78	$5.50	$—	$51.62	$3.14
From operations and sales of properties	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From all other sources (financing or offering proceeds)	$24.69	$17.99	$21.96	$12.71	$—	$28.61	$5.50	$—	$40.61	$3.14
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(dollars in thousands, except per share data)	PE-ARC					HCT
	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 13, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$73,165	$17,550	$3,529	$98	$—	$125,353	$35,738	$3,314	$—
Operating expenses	$75,184	$18,804	$5,234	$808	$—	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(2,019)	$(1,254)	$(1,705)	$(710)	$—	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(10,511)	$(3,020)	$(811)	$(38)	$—	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(12,350)	$(4,273)	$(2,516)	$(747)	$—	$(22,230)	$(10,635)	$(4,085)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$18,540	$4,033	$593	$201	$—	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$—	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$1,210,275	$195,130	$61,818	$21,555	$200	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$38,007	$3,673	$873	$—	$—	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$54.12	$56.43	$58.07	$—	$—	$53.50	$29.48	$91.49	$—
From operations and sales of properties	$26.40	$56.43	$39.44	$—	$—	$25.11	$15.87	$—	$—
From all other sources (financing or offering proceeds)	$27.72	$—	$18.62	$—	$—	$28.39	$13.61	$91.49	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,767,110	$337,167	$87,463	$22,831	$1,143	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$1,721,527	$325,410	$85,192	$22,713	$1,143	$1,734,573	$690,668	$172,315	$844
Total liabilities	$251,995	$173,139	$58,007	$21,556	$943	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(dollars in thousands, except per share data)	ARCT V	NYRR
	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,279)	$(6,339)	$(3,419)	$(1,762)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$1
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (4)	$— (4)	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—
From operations and sales of properties	$—	$5.55	$17.30	$6.04	$—	$—
From all other sources (financing or offering proceeds)	$22.65	$16.03	$20.98	$16.23	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV includes the operations of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRR from its inception on October 6, 2009 to December 31, 2013.

Program name (dollars in thousands)	ARCT(1)		ARCT III(2)		ARCT IV(3)		PE-ARC		HCT		ARCT V		NYRR
Date of program closing or occurrence of liquidity event	3/1/2012		2/26/2013		1/3/2014		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Duration of program (months)	50		23		19		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,741,472		$1,791,198		$1,557,640		$1,697,677	(4)
Annualized Return on Investment	8.7	%(6)	22.0	%(7)	17.4	%(7)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Median Annual Leverage	31.9%		15.0%		0.0%		50.1%		15.8%		0.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$158,925		$190,285		$173,491		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs. On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT’s closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III’s common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP for those stockholders of ARCT III or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV’s common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP’s common stock; and (iii) 0.5937 of a share of ARCP’s 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These programs have closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROGRAM

Table V summarizes the sales or disposals of properties by ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRR from its inception on October 6, 2009 to December 31, 2013.

Property (dollars in thousands)			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
ARCT(6):
PNC Bank Branch – New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305
ARCT III(7)
ARCT IV:(8)
PE-ARC: Not applicable
HCT: Not applicable
ARCT V: Not applicable
NYRR: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT’s closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and all of ARCT’s properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(7)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III’s properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(8)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV’s properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.

Appendix C-1

PHILLIPS EDISON | ARC
GROCERY CENTER REIT II

EFFECTIVE SEPTEMBER 23, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6a OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REIT, Grocery Center REIT II and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **Phillips Edison – ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ______________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**
▸ **For Grocery Center REIT II make checks payable to:** Phillips Edison Grocery Center REIT II, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE SEPTEMBER 23, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________

Account No. (required):____________

☐ Foreign national identity documents Bank Name (required):____________

Phone No. (required):____________

Number for the document checked above and country of issuance: ____________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-1-2

EFFECTIVE SEPTEMBER 23, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison-ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by Phillips Edison-ARC Grocery Center REIT II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I authorize Phillips Edison-ARC Grocery Center REIT II, Inc., or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Phillips Edison – ARC Grocery Center REIT II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from Phillips Edison-ARC Grocery Center REIT II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to Phillips Edison-ARC Grocery Center REIT II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Phillips Edison-ARC Grocery Center REIT II, Inc. is unable to obtain a valid e-mail address for me, Phillips Edison-ARC Grocery Center REIT II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

C-1-4

C-1-5

C-1-6

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-8

C-1-9

C-1-10

Appendix C-2

ARC Daily NAV | ARC HT II | ARC Retail | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP

EFFECTIVE AUGUST 27, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** (or) ☐ *Institutional*** ☐ Additional Investment ☐ *Retail** (or) ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners, LP ("AECP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail, ARC RFT** *(except ARC RFT investors in PA)*, **BDCA, Grocery Center REIT II** *(except Grocery Center REIT II investors in PA)*, **ARC Hospitality** *(except ARC Hospitality investors in PA, OH and WA)* **and NYC REIT make checks payable to the respective offering:** American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Realty Capital New York City REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.
  - **For ARC Hospitality Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

2

OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **401(k)** *(Only available for ARC Daily NAV)*

☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached IRS Form W-9 in Section 6b.*

If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S. taxpayer, complete the attached IRS Form W-9.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Distributions

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

C-2-5

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, Nebraska, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division, with the exception of Business Development Corporation of America.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Daily NAV for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV securities registered with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.

C-2-6

6 Continued

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Daily NAV for a Pennsylvania investor is 10% of his or her net worth. The minimum offering amount in Pennsylvania is $75,000. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has raised an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only :	Owner	Co-Owner
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The maximum investment allowable in ARC-HT II and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Mexico, Ohio and Oregon residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Oregon investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-7

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered by ARC-HT II for this offering with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC-HT II and in other non- traded real estate investment trusts shall not exceed ten percent (10%) of his or her liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth.		

For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investors' maximum investment in shares of ARC Retail limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in ARC Retail and its affiliates is 10% of an Iowa investor's net worth.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Retail shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Retail not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC Retail and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Retail for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC Retail for this offering with the Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-8

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC Retail.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Retail for a Pennsylvania investor is 10% of his or her net worth.		
Washington residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Washington resident's net worth.		

For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC RFT not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-9

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. "Liquid net worth" is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-10

6 *Continued*

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, a Kentucky investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in BDCA, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.

C-2-11

6 *Continued*

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in Grocery Center REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investors' maximum investment in the ARC Hospitality will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-12

EFFECTIVE AUGUST 27, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth. ARC Hospitality cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in NYC REIT and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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6b

IRS Form W-9
ALL U.S. Taxpayer Must Sign

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):
Exempt payee code (if any) ______
Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here | **Signature of U.S. person ▶** | **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

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Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

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Form W-9 (Rev. 8-2013) Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

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Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from            to

Commission file number 333-190588

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	61-1714451
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of Principal Executive Offices)	(Zip Code)

(513) 554-1110

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 1, 2014, there were 20.5 million outstanding shares of common stock of Phillips Edison —  ARC Grocery Center REIT II, Inc.

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

FORM 10-Q

September 30, 2014

INDEX

i

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Investment in real estate:
Land	$26,930	$—
Building and improvements	80,231	—
Total investment in real estate assets	107,161	—
Accumulated depreciation and amortization	(780)	—
Total investment in real estate assets, net	106,381	—
Acquired intangible lease assets, net of accumulated amortization of $489 and $0, respectively	11,229	—
Cash and cash equivalents	243,948	100
Restricted cash	68	—
Deferred offering costs	—	1,858
Accounts receivable, net	410	—
Deferred financing expense, less accumulated amortization of $189 and $0, respectively	2,986	—
Prepaid expenses and other	16,745	390
Total assets	$381,767	$2,348
LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable	$12,825	$—
Acquired below market lease intangibles, less accumulated amortization of $91 and $0, respectively	1,844	—
Accounts payable	34	—
Accounts payable – affiliates	686	1,988
Accrued and other liabilities	4,473	9
Notes payable	—	296
Total liabilities	19,862	2,293
Commitments and contingencies (Note 9)	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, zero shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized, 17,127,943 and 8,888 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	171	—
Additional paid-in capital	373,198	200
Accumulated deficit	(11,464)	(145)
Total equity	361,905	55
Total liabilities and equity	$381,767	$2,348

See notes to condensed consolidated financial statements.

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE PERIOD ENDED SEPTEMBER 30, 2014
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Revenues:
Rental income	$1,521	$1,995
Tenant recovery income	423	541
Other property income	11	12
Total revenues	1,955	2,548
Expenses:
Property operating	313	411
Real estate taxes	262	322
General and administrative	393	962
Acquisition expenses	1,494	2,080
Depreciation and amortization	930	1,186
Total expenses	3,392	4,961
Operating loss	(1,437)	(2,413)
Other income (expense):
Interest expense, net	(499)	(631)
Other income	15	15
Net loss	$(1,921)	$(3,029)
Per share information – basic and diluted:
Net loss per share – basic and diluted	$(0.15)	$(0.44)
Weighted-average common shares outstanding – basic and diluted	13,100,886	6,825,981
Comprehensive loss:
Net loss	$(1,921)	$(3,029)
Other comprehensive income	—	—
Comprehensive loss	$(1,921)	$(3,029)

See notes to condensed consolidated financial statements.

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

CONDENSED CONSOLIDATED STATEMENT OF EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Unaudited)
(In thousands, except share and per share amounts)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at January 1, 2014	8,888	$—	$200	$(145)	$55
Issuance of common stock	16,985,349	170	422,197	—	422,367
Share repurchases	—	—	(32)	—	(32)
Distribution reinvestment plan (DRIP)	133,706	1	3,175	—	3,176
Common distributions declared, $1.08 per share	—	—	—	(8,290)	(8,290)
Offering costs	—	—	(52,342)	—	(52,342)
Net loss	—	—	—	(3,029)	(3,029)
Balance at September 30, 2014	17,127,943	$171	$373,198	$(11,464)	$361,905

See notes to condensed consolidated financial statements.

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Unaudited)
(In thousands)

Nine Months Ended September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,029)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,180
Net amortization of above- and below-market leases	(8)
Amortization of deferred financing costs	189
Straight-line rental income	(89)
Changes in operating assets and liabilities:
Accounts receivable	(321)
Prepaid expenses and other	144
Accounts payable	11
Accounts payable – affiliates	16
Accrued and other liabilities	2,040
Net cash provided by operating activities	133
CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(119,074)
Capital expenditures	(249)
Change in restricted cash	(68)
Net cash used in investing activities	(119,391)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	422,367
Payment of offering costs	(52,696)
Payments on mortgages and loans payable	(102)
Payments on notes payable	(296)
Distributions paid, net of DRIP	(2,992)
Payments of loan financing costs	(3,175)
Net cash provided by financing activities	363,106
NET INCREASE IN CASH AND CASH EQUIVALENTS	243,848
CASH AND CASH EQUIVALENTS:
Beginning of period	100
End of period	$243,948
SUPPLEMENTAL CASHFLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest	$262
Change in offering costs payable to advisor and sub-advisor	(2,212)
Change in distributions payable	2,122
Change in accrued share repurchase obligation	32
Assumed debt	12,933
Accrued capital expenditures	293
Distributions reinvested	3,176
Reclassification of deferred offering costs to additional paid-in capital	1,858

See notes to condensed consolidated financial statements.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. ORGANIZATION

Phillips Edison — ARC Grocery Center REIT II, Inc. (“we”, the “Company”, “our” or “us”) was formed as a Maryland corporation on June 5, 2013, and intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2014. Substantially all of our business is conducted through Phillips Edison — ARC Grocery Center Operating Partnership II, L.P. (the “Operating Partnership”), a Delaware limited partnership formed on June 4, 2013. We are a limited partner of the Operating Partnership, and our wholly owned subsidiary, PE-ARC Grocery Center OP GP II LLC, is the sole general partner of the Operating Partnership. As we accept subscriptions for shares in our continuous public offering, we will transfer all of the net proceeds of the offering to the Operating Partnership as a capital contribution in exchange for units of limited partnership interest; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.

We are offering to the public, pursuant to a registration statement filed on Form S-11 with the Securities and Exchange Commission (the “SEC”) and deemed effective on November 25, 2013, $2.475 billion in shares of common stock on a “reasonable best efforts” basis in our initial public offering (“our initial public offering”). Our initial public offering consists of a primary offering of $2.0 billion in shares offered to investors at a price of $25.00 per share, with discounts available for certain categories of purchasers, and $0.475 billion in shares offered to stockholders pursuant to a distribution reinvestment plan (the “DRIP”) at a price of $23.75 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRIP.

Our advisor is American Realty Capital PECO II Advisors, LLC (the “Advisor”), a newly organized limited liability company that was formed in the State of Delaware on July 9, 2013 and is under common control with AR Capital LLC (the “AR Capital sponsor”). We have entered into an advisory agreement with the Advisor which makes the Advisor ultimately responsible for the management of our day-to-day activities and the implementation of our investment strategy. The Advisor has delegated certain duties under the advisory agreement, including the management of our day-to-day operations and our portfolio of real estate assets, to Phillips Edison NTR II LLC (the “Sub-advisor”), which is directly or indirectly owned by Phillips Edison Limited Partnership (the “Phillips Edison sponsor”), and Michael Phillips and Jeffrey Edison, principals of our Phillips Edison sponsor. Notwithstanding such delegation to the Sub-advisor, the Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

We plan to invest primarily in well-occupied grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders. We expect that retail properties primarily would underlie or secure the real estate-related loans and securities in which we may invest.

As of September 30, 2014, we owned a fee simple interest in eight real estate properties, acquired from third parties unaffiliated with us, the Advisor, or the Sub-advisor.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Set forth below is a summary of the significant accounting estimates and policies that management believes are important to the preparation of our condensed consolidated interim financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by management. As a result, these estimates are subject to a degree of uncertainty. There have been no changes to our significant accounting

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

policies during the nine months ended September 30, 2014, except that subsequent to the issuance of our Annual Report on Form 10-K, we have continued to adopt additional accounting policies as required by our increasing operational activity, as disclosed below. For a summary of our significant accounting policies previously adopted, refer to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 6, 2014.

Basis of Presentation and Principles of Consolidation — The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Readers of this Quarterly Report on Form 10-Q should refer to the audited financial statements of Phillips Edison — ARC Grocery Center REIT II, Inc. for the year ended December 31, 2013, which are included in our 2013 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Quarterly Report on Form 10-Q. In the opinion of management, all normal and recurring adjustments necessary for the fair presentation have been included in this Quarterly Report. Our results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of the operating results expected for the full year.

Although we were formed on June 5, 2013, we were not capitalized until July 1, 2013, and our first expenses were not incurred until the fourth quarter of 2013. We did not commence operations until January 9, 2014, when we broke the minimum offering escrow requirement. As such, we had no results from operations for the period ended September 30, 2013, and therefore have not presented this as a comparative period within our condensed consolidated financial statements.

The accompanying condensed consolidated financial statements include our accounts and those of our wholly-owned subsidiaries. All intercompany balances and transactions are eliminated upon consolidation.

Organizational and Offering Costs — The Advisor and the Sub-advisor have paid offering expenses on our behalf. Pursuant to the terms of our advisory agreement with the Advisor, we will reimburse the Advisor and the Sub-advisor on a monthly basis for these costs and future offering costs they or any of their respective affiliates may incur on our behalf but only to the extent that the reimbursement would not exceed 2.0% of gross offering proceeds over the life of the offering or cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) incurred by or on behalf of us in connection with or in preparing for the registration of and subsequently offering and distributing our shares of common stock to the public, which may include, but are not limited to, expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; third-party due diligence fees as set forth in detailed and itemized invoices; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. Pursuant to the terms of the sub-advisory agreement between the Advisor and Sub-advisor, this organization and offering expense limitation of 2.0% is apportioned as follows: 1.5% to our Sub-advisor; and 0.5% to our Advisor. Organizational costs are expensed as incurred by us, the Advisor, Sub-advisor or their respective affiliates on behalf of us.

Investment Property and Lease Intangibles — Real estate assets we have acquired are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally five to seven years for furniture, fixtures and equipment, 15 years for land improvements and 30 years for buildings and building improvements. Tenant improvements

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. We recorded no impairments for the nine months ended September 30, 2014.

The results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. We assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant. Acquisition-related costs are expensed as incurred.

The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the average remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. We also consider fixed rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease and we determine that the tenant has a financial incentive to exercise such option, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized.

Management estimates the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable as an adjustment to interest expense.

Deferred Financing Costs — Deferred financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method. Deferred financing costs incurred during the three and nine months ended September 30, 2014 were approximately $2.7 million and $3.2 million, respectively. Amortization of deferred financing costs for the three and nine months ended September 30, 2014 was approximately $0.2 million and was recorded in interest expense in the consolidated statements of operations and comprehensive loss.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Revenue Recognition — We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space, and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. We consider a number of different factors in evaluating whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;
•	whether the tenant or landlord retains legal title to the improvements;
•	the uniqueness of the improvements;
•	the expected economic life of the tenant improvements relative to the length of the lease; and
•	who constructs or directs the construction of the improvements.

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts receivable. Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. Our policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. We periodically review the collectability of outstanding receivables. Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to materially differ from the estimated reimbursements.

Income Taxes — We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) commencing with the taxable year ending December 31, 2014. Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income, property or net worth, respectively, and to federal income and excise taxes on our undistributed income. Additionally, GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return. A tax position may only be recognized in the consolidated financial

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

statements if it is more likely than not that the tax position will be sustained upon examination. We believe it is more likely than not that our tax positions will be sustained in any tax examinations.

Restricted Cash — Restricted cash was $0.1 million as of September 30, 2014. This primarily consisted of escrowed tenant improvement funds, real estate taxes, capital improvement funds, insurance premiums, and other amounts required to be escrowed pursuant to loan agreements.

Earnings Per Share — Earnings per share are calculated based on the weighted-average number of common shares outstanding during each period. Diluted income per share considers the effect of any potentially dilutive share equivalents for the three and nine months ended September 30, 2014.

There were 4,455 Class B units of the Operating Partnership outstanding and held by the Advisor and the Sub-advisor as of September 30, 2014. The vesting of the Class B units is contingent upon a market condition and service condition. The satisfaction of the market or service condition was not probable as of September 30, 2014, and, therefore, the Class B units are not included in earnings per share.

Impact of Recently Issued Accounting Pronouncements — In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this update raise the threshold for a property disposal to qualify as a discontinued operation and require new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. Unless we elect early adoption, the standard will be effective for us on January 1, 2015. In future periods, the adoption of this pronouncement may result in property disposals not qualifying for discontinued operations presentation, and thus the results of those disposals will remain in income from continuing operations.

In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 will eliminate the transaction- and industry-specific revenue recognition guidance currently in place under GAAP and will replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 does not apply to lease contracts accounted for under Accounting Standards Codification (“ASC”) 840, Leases. ASU 2014-09 will be effective for annual and interim periods beginning after December 15, 2016, and early adoption is prohibited. We are currently assessing the impact the adoption of ASU 2014-09 will have on our financial statements.

3. EQUITY

General — We have the authority to issue a total of 1 billion shares of common stock with a par value of $0.01 per share and 10 million shares of preferred stock, $0.01 par value per share. As of September 30, 2014, we had issued 17.1 million shares of common stock generating gross cash proceeds of $425.7 million. We had issued no shares of preferred stock. The holders of shares of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the board of directors. Our charter does not provide for cumulative voting in the election of directors.

Distribution Reinvestment Plan — We have adopted the DRIP that allows stockholders to invest distributions in additional shares of our common stock at a price equal to $23.75 per share. Stockholders who elect to participate in the DRIP, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Distributions reinvested through the DRIP for the three and nine months ended September 30, 2014 were $2.3 million and $3.2 million, respectively.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

3. EQUITY  – (continued)

Share Repurchase Program — Our share repurchase program may provide a limited opportunity for stockholders to have shares of common stock repurchased, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase prices paid for the shares being repurchased.

Repurchase of shares of common stock will be made at least quarterly upon written notice received by us by 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing. Stockholders may withdraw their repurchase request at any time before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. If the board of directors decides to amend, suspend or terminate the share repurchase program, stockholders will be provided with no less than 30 days’ written notice.

As of September 30, 2014, we had not repurchased any shares under our share repurchase program or otherwise. We did record a liability of $32,000 that represents our intent to repurchase 1,300 shares of common stock submitted as of September 30, 2014 but not yet repurchased. This repurchase will be made outside of the program.

4. FAIR VALUE MEASUREMENT

ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1 — Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3 — Unobservable inputs, only used to the extent that observable inputs are not available, reflect our assumptions about the pricing of an asset or liability.

The following describes the methods we use to estimate the fair value of our financial and non-financial assets and liabilities:

Cash and cash equivalents, restricted cash, accounts receivable, and accounts payable — We consider the carrying values of these financial instruments to approximate fair value because of the short period of time between origination of the instruments and their expected realization.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

4. FAIR VALUE MEASUREMENT  – (continued)

Real estate investments — The purchase prices of the investment properties, including related lease intangible assets and liabilities, were allocated at estimated fair value based on Level 3 inputs, such as discount rates, capitalization rates, comparable sales, replacement costs, income and expense growth rates and current market rents and allowances as determined by management.

Mortgages and loans payable — We estimate the fair value of our debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by our lenders using Level 3 inputs. The discount rate used approximates current lending rates for loans or groups of loans with similar maturities and credit quality, assuming the debt is outstanding through maturity and considering the debt’s collateral (if applicable). Such discount rate was 5.00% for secured fixed-rate debt as of September 30, 2014. We did not have any mortgage loans as of December 31, 2013. We have utilized market information, as available, or present value techniques to estimate the amounts required to be disclosed. The fair value and recorded value of our borrowings as of September 30, 2014, were $13.8 million and $12.8 million, respectively.

5. REAL ESTATE ACQUISITIONS

During the nine months ended September 30, 2014, we acquired a 100% ownership in eight grocery-anchored retail centers for a purchase price of approximately $116.3 million, including $12.6 million of assumed debt with a fair value of $12.9 million. The following tables present certain additional information regarding our acquisitions. We allocated the purchase price of these acquisitions to the fair value of the assets acquired as follows (in thousands):

Acquisition	Land	Building and Improvements	In-Place Leases	Above-Market Leases	Below-Market Leases	Total
Bethany Village Shopping Center	$4,125	$6,182	$844	$—	$—	$11,151
Staunton Plaza	3,315	11,031	1,310	1,906	(46)	17,516
Northpark Village	1,123	6,556	632	20	(131)	8,200
Spring Cypress Village	6,321	13,629	1,385	65	—	21,400
Kipling Marketplace	2,535	9,120	1,347	136	(788)	12,350
Lake Washington Crossing	3,134	9,604	1,596	—	(934)	13,400
MetroWest Village	3,412	13,781	1,417	42	(36)	18,616
Kings Crossing	2,965	10,017	986	32	—	14,000
Total	$26,930	$79,920	$9,517	$2,201	$(1,935)	$116,633

The amounts recognized for revenues, acquisition expenses and net income (loss) from the acquisition date to September 30, 2014 related to the operating activities of our acquisitions are as follows (in thousands):

Acquisition	Acquisition Date	Revenues	Acquisition Expenses	Net Income (Loss)
Bethany Village Shopping Center	3/14/2014	$631	$185	$14
Staunton Plaza	4/30/2014	611	360	(433)
Northpark Village	7/25/2014	148	154	(134)
Spring Cypress Village	7/30/2014	344	326	(281)
Kipling Marketplace	8/7/2014	240	187	(157)
Lake Washington Crossing	8/15/2014	249	232	(176)
MetroWest Village	8/20/2014	200	309	(306)
Kings Crossing	8/26/2014	125	212	(214)
Total		$2,548	$1,965	$(1,687)

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

5. REAL ESTATE ACQUISITIONS  – (continued)

The following unaudited pro forma information summarizes selected financial information from our combined results of operations, as if the acquisitions had been acquired on July 1, 2013 (date of capitalization).

We estimated that revenues, on a pro forma basis, for the three months ended September 30, 2014, would have been approximately $2.9 million, and our net loss, on a pro forma basis, would have been approximately $0.2 million. The pro forma net loss per share would have been approximately $0.02 for the three months ended September 30, 2014.

We estimated that revenues, on a pro forma basis, for the nine months ended September 30, 2014, would have been approximately $8.6 million, and our net income, on a pro forma basis, would have been approximately $12,000. The pro forma net income per share would have been approximately $0.00 for the nine months ended September 30, 2014.

This pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of the period, nor does it purport to represent the results of future operations.

6. ACQUIRED INTANGIBLE ASSETS

Acquired intangible lease assets consisted of the following (in thousands):

	September 30, 2014	December 31, 2013
Acquired in-place leases, net of accumulated amortization of $406 and $0, respectively	$9,111	$—
Acquired above-market leases, net of accumulated amortization of $83 and $0, respectively	2,118	—
Total	$11,229	$—

Amortization recorded on the intangible assets for the three and nine months ended September 30, 2014 was $0.4 million and $0.5 million, respectively.

Estimated future amortization of the respective acquired intangible lease assets as of September 30, 2014 for the remainder of 2014 and for each of the five succeeding calendar years and thereafter is as follows (in thousands):

Year	In-Place Leases	Above-Market Leases
October 1 to December 31, 2014	$439	$53
2015	1,942	234
2016	1,942	222
2017	1,935	209
2018	1,158	187
2019 and thereafter	1,695	1,213
Total	$9,111	$2,118

The weighted-average amortization periods for acquired in-place lease intangibles and acquired above-market lease intangibles are six years and eleven years, respectively.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

7. MORTGAGES AND LOANS PAYABLE

Note Payable

As of December 31, 2013, we had a note payable of $0.3 million related to financing for our annual directors and officers insurance premiums, pursuant to which we made monthly payments of principal and interest. In April 2014, we used the proceeds from our initial public offering to pay the remaining $0.2 million balance of the note payable.

Revolving Credit Facility

Through KeyBank in its capacity as administrative agent and a group of eight lenders (also including KeyBank), we have access to a $200 million revolving credit facility from which we may draw additional funds as needed. Subject to certain conditions, the revolving credit facility provides us with the ability from time to time to increase the size of the facility up to a total of $700 million. The facility matures on July 2, 2018 and contains two six-month extension options that we may exercise upon payment of an extension fee equal to 0.075% of the total commitments under the facility at the time of each extension. The interest rate on the revolving credit facility is variable, based on either the prime rate, one-month LIBOR, or the federal funds rate and is affected by other factors, such as company size and leverage. There were no outstanding borrowings under this facility as of September 30, 2014, nor did we have any borrowing capacity under the facility, as we had not yet designated any of our properties as being included in the calculation of the borrowing base as defined by the terms of the credit facility.

Mortgage Loans Payable

As of September 30, 2014, we had one mortgage note payable in the amount of $12.8 million, inclusive of a below-market assumed debt adjustment of $0.3 million, net of accumulated amortization. We did not have any outstanding mortgage notes payable as of December 31, 2013. The mortgage note payable is secured by Staunton Plaza, the property on which the debt was placed. As of September 30, 2014, the interest rate for the loan was 6.0%. Due to the non-recourse nature of the mortgage, the assets and liabilities of Staunton Plaza are neither available to pay the debt of the consolidated limited liability companies nor do they constitute an obligation of the consolidated limited liability companies.

During the nine months ended September 30, 2014, in conjunction with our acquisition of Staunton Plaza, we assumed debt of $12.6 million. The assumed debt market adjustment will be amortized over the remaining life of the loan, and this amortization is classified as interest expense. The amortization recorded on the assumed below-market debt adjustment was $3,000 and $6,000 for the three and nine months ended September 30, 2014, respectively.

Included below are the yearly principal payment obligations (in thousands) and weighted-average interest rates for the Staunton Plaza mortgage loan:

	2014(1)	2015	2016	2017	2018	Thereafter	Total
Maturing debt:(2)
Fixed-rate mortgages payable	$64	$264	$279	$299	$317	$11,293	$12,516
Weighted-average interest rate on debt:
Fixed-rate mortgages payable	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%

(1)	Includes only October 1, 2014 through December 31, 2014.
(2)	The debt maturity table does not include any below-market debt adjustment, of which $0.3 million, net of accumulated amortization, was outstanding as of September 30, 2014.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

8. ACQUIRED BELOW-MARKET LEASE INTANGIBLES

Amortization recorded on the intangible liabilities for the three and nine months ended September 30, 2014 was $91,000.

Estimated future amortization income of the intangible lease liabilities as of September 30, 2014 for the remainder of 2014 and for each of the five succeeding calendar years and thereafter is as follows (in thousands):

Year	Below-Market Leases
October 1 to December 31, 2014	$132
2015	534
2016	534
2017	328
2018	199
2019 and thereafter	117
Total	$1,844

The weighted-average amortization period for below-market lease intangibles is four years.

9. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may become subject to litigation or claims. There are no material legal proceedings pending, or known to be contemplated, against us.

Environmental Matters

In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We have not been notified by any governmental authority of any material non-compliance, liability or other claim, nor are we aware of any other environmental condition that we believe will have a material impact on our condensed consolidated financial statements.

10. RELATED PARTY TRANSACTIONS

Economic Dependency — We are dependent on the Advisor, the Sub-advisor, the Property Manager, the Dealer Manager and their respective affiliates for certain services that are essential to us, including the sale of our shares of common stock, asset acquisition and disposition decisions, asset management, operating and leasing of our properties, and other general and administrative responsibilities. In the event that the Advisor, the Sub-advisor, the Property Manager and/or the Dealer Manager are unable to provide such services, we would be required to find alternative service providers or sources of capital, which could result in higher costs and expenses.

Advisory Agreement — Pursuant to our advisory agreement, the Advisor is entitled to specified fees for certain services, including managing our day-to-day activities and implementing our investment strategy. The Advisor has entered into a sub-advisory agreement with the Sub-advisor, which manages our day-to-day affairs and our portfolio of real estate investments, on behalf of the Advisor, subject to the board’s supervision and certain major decisions requiring the consent of both the Advisor and Sub-advisor. The expenses to be reimbursed to the Advisor and Sub-advisor will be reimbursed in proportion to the amount of expenses incurred on our behalf by the Advisor and Sub-advisor, respectively.

Organization and Offering Costs — Under the terms of the advisory agreement, we are to reimburse on a monthly basis the Advisor, the Sub-advisor or their respective affiliates (the “Advisor Entities”) for cumulative organization and offering costs and future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not exceed 2.0% of gross offering proceeds over

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

10. RELATED PARTY TRANSACTIONS  – (continued)

the life of our initial public offering. As of September 30, 2014, the Advisor, Sub-advisor and their affiliates have charged us approximately $12.1 million of cumulative organization and offering costs, and we have remitted payment in the amount of $12.5 million towards such costs, resulting in net prepaid organization and offering costs of $0.4 million. As of December 31, 2013, the Advisor, Sub-advisor and their affiliates had charged us approximately $1.9 million of cumulative organization and offering costs, and we had not yet reimbursed any such costs, resulting in a payable of $1.9 million.

Acquisition Fee — We pay our Advisor Entities or their assignees an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to 1.0% of the contract purchase price of each property we acquire, including acquisition or origination expenses and any debt attributable to such investments.

Acquisition Expenses — We reimburse the Sub-advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf. During the three and nine months ended September 30, 2014, we reimbursed the Sub-advisor for personnel costs related to due diligence services for assets we acquired during the period.

Asset Management Subordinated Participation — Within 60 days after the end of each calendar quarter (subject to the approval of our board of directors), we will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units to the Advisor and Sub-advisor equal to: (i) 0.25% multiplied by (a) prior to the NAV pricing date, the cost of assets and (b) on and after the NAV pricing date, the lower of the cost of assets and the applicable quarterly NAV divided by (ii) (a) prior to the NAV pricing date, the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and (b) on and after the NAV pricing date, the per share NAV.

The Advisor and Sub-advisor are entitled to receive distributions on the vested and unvested Class B units they receive in connection with their asset management subordinated participation at the same rate as distributions are paid to common stockholders. Such distributions are in addition to the incentive fees that the Advisor and Sub-advisor and their affiliates may receive from us. During the three and nine months ended September 30, 2014, the Operating Partnership issued 3,209 and 4,455 Class B units, respectively, to the Advisor and the Sub-advisor under the advisory agreement for the asset management services performed by the Advisor and the Sub-advisor during the period from January 1, 2014 to June 30, 2014. These Class B units will not vest until an economic hurdle has been met. The Advisor and Sub-advisor continue to provide advisory services through the date that such economic hurdle is met. The economic hurdle will be met when the value of the Operating Partnership’s assets plus all distributions made equal or exceed the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon.

Financing Coordination Fee — When our Advisor Entities provide services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, we pay the Advisor Entities a financing fee equal to 0.75% of all amounts made available under any such loan or line of credit.

Disposition Fee — For substantial assistance in connection with the sale of properties or other investments, we will pay our Advisor Entities or their respective affiliates up to the lesser of: (i) 2.0% of the contract sales price of each property or other investment sold; or (ii) one-half of the total brokerage commissions paid if a non-affiliated broker is also involved in the sale, provided that total real estate commissions paid (to our Advisor Entities and others) in connection with the sale may not exceed the lesser of a competitive real estate commission and 6.0% of the contract sales price. The Conflicts Committee will determine whether our Advisor Entities or their affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes our Advisor Entities’ preparation of an investment package for the property (including an investment analysis,

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

10. RELATED PARTY TRANSACTIONS  – (continued)

rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our Advisor Entities in connection with a sale.

General and Administrative Expenses — As of September 30, 2014 and December 31, 2013, we owed both the Advisor and the Sub-advisor and their affiliates $68,000 and $130,000, respectively, for general and administrative expenses paid on our behalf. As of September 30, 2014, neither the Advisor nor the Sub-advisor has allocated any portion of their employees’ salaries to general and administrative expenses.

Summarized below are the fees earned by and the expenses reimbursable to the Advisor and the Sub-advisor, except for organization and offering costs and general and administrative expenses, which we disclose above, for the three and nine months ended September 30, 2014 and any related amounts unpaid as of September 30, 2014 and December 31, 2013 (in thousands):

	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2014	Unpaid Amount as of
			September 30, 2014	December 31, 2013
Acquisition fees	$880	$1,164	$—	$—
Acquisition expenses	107	147	—	—
Class B unit distribution(1)	2	2	1	—
Financing fees	1,500	1,595	—	—
Disposition fees	—	—	—	—
Total	$2,489	$2,908	$1	$—

(1)	Represents the distributions paid to the Advisor and the Sub-advisor as holders of Class B units of the Operating Partnership.

Annual Subordinated Performance Fee — We will pay our Advisor Entities or their respective affiliates an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6.0% per annum, our Advisor Entities will be entitled to 15.0% of the amount in excess of such 6.0% per annum, provided that the amount paid to the Advisor Entities does not exceed 10.0% of the aggregate total return for that year. No such amounts were incurred or payable as of September 30, 2014 or December 31, 2013.

Subordinated Participation in Net Sales Proceeds — The Operating Partnership will pay to PE-ARC Special Limited Partner II, LLC (the “Special Limited Partner”) a subordinated participation in the net sales proceeds of the sale of real estate assets equal to 15.0% of remaining net sales proceeds after return of capital contributions to stockholders plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by stockholders. The Advisor has a 22.5% interest and the Sub-advisor has an 77.5% interest in the Special Limited Partner. No sales of real estate assets have occurred to date.

Subordinated Incentive Listing Distribution — The Operating Partnership will pay to the Special Limited Partner a subordinated incentive listing distribution upon the listing of our common stock on a national securities exchange. Such incentive listing distribution is equal to 15.0% of the amount by which the market value of all of our issued and outstanding common stock plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to stockholders.

Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sales proceeds and the subordinated incentive listing distribution. No subordinated incentive listing distribution has been earned to date.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

10. RELATED PARTY TRANSACTIONS  – (continued)

Subordinated Distribution Upon Termination of the Advisor Agreement — Upon termination or non-renewal of the advisory agreement, the Special Limited Partner shall be entitled to a subordinated termination distribution in the form of a non-interest bearing promissory note equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to stockholders. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. No such termination has been occurred to date.

Property Manager — All of our real properties are managed and leased by Phillips Edison & Company Ltd. (the “Property Manager”), an affiliated property manager. The Property Manager is wholly owned by our Phillips Edison sponsor and was organized on September 15, 1999. The Property Manager also manages real properties acquired by the Phillips Edison affiliates or other third parties.

Commencing June 1, 2014, the amount we pay to the Property Manager in monthly property management fees decreased from 4.5% to 4.0% of the monthly gross cash receipts from the properties managed by the Property Manager. In the event that we contract directly with a non-affiliated third-party property manager with respect to a property, we will pay the Property Manager a monthly oversight fee equal to 1.0% of the gross revenues of the property managed. In addition to the property management fee or oversight fee, if the Property Manager provides leasing services with respect to a property, we pay the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services based on national market rates. The Property Manager shall be paid a leasing fee in connection with a tenant’s exercise of an option to extend an existing lease, and the leasing fees payable to the Property Manager may be increased by up to 50% in the event that the Property Manager engages a co-broker to lease a particular vacancy. We reimburse the costs and expenses incurred by the Property Manager on our behalf, including employee compensation, legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants.

If we engage the Property Manager to provide construction management services with respect to a particular property, we pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

The Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Sub-advisor or certain of its affiliates. The Property Manager also directs the purchase of equipment and supplies and will supervise all maintenance activity.

Summarized below are the fees earned by and the expenses reimbursable to the Property Manager for the three and nine months ended September 30, 2014 and any related amounts unpaid as of September 30, 2014 and December 31, 2013 (in thousands):

	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2014	Unpaid Amount as of
			September 30, 2014	December 31, 2013
Property management fees	$68	$92	$43	$—
Leasing commissions	—	7	—	—
Construction management fees	7	12	5	—
Other fees and reimbursements	60	76	25	—
Total	$135	$187	$73	$—

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

10. RELATED PARTY TRANSACTIONS  – (continued)

Dealer Manager — Our dealer manager is Realty Capital Securities, LLC (the “Dealer Manager”). The Dealer Manager is a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and was organized on August 29, 2007. The Dealer Manager is under common control with our AR Capital sponsor and will provide certain sales, promotional and marketing services in connection with the distribution of the shares of common stock offered under our offering. Excluding shares sold pursuant to the “friends and family” program, the Dealer Manager will generally be paid a sales commission equal to 7.0% of the gross proceeds from the sale of shares of the common stock sold in the primary offering and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of the common stock sold in the primary offering.

The Dealer Manager typically reallows 100% of the selling commissions and a portion of the dealer manager fee to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a commission based upon the proceeds from the sale of shares by such participating broker-dealer, with a portion of such fee being paid at the time of such sale and the remaining amounts paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of the gross proceeds of our primary offering.

Starting with the commencement of our public offering, the Company utilizes transfer agent services provided by an affiliate of the Dealer Manager. Fees incurred from the transfer agent represent amounts paid to the affiliate of the Dealer Manager for such services. The following table details total selling commissions, dealer manager fees, and service fees paid to the Dealer Manager and its affiliate related to the sale of common stock for the three and nine months ended September 30, 2014 and any related amounts unpaid as of September 30, 2014 and December 31, 2013 (in thousands):

	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2014	Payable as of
			September 30, 2014	December 31, 2013
Total commissions and fees incurred from Dealer Manager	$19,189	$40,195	$—	$—
Fees incurred from the transfer agent	234	447	227	—

Share Purchases by Sub-advisor and AR Capital sponsor — Our Sub-advisor made an initial investment in us through the purchase of 8,888 shares of our common stock. The Sub-advisor may not sell any of these shares while serving as the Sub-advisor. Our AR Capital sponsor has also purchased 17,778 shares of our common stock. The Sub-advisor and AR Capital sponsor purchased shares at a purchase price of $22.50 per share, reflecting no dealer manager fee or selling commissions paid on such shares.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

11. OPERATING LEASES

The terms and expirations of our operating leases with our tenants vary. The lease agreements frequently contain options to extend the terms of leases and other terms and conditions as negotiated. We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

Approximate future rentals to be received under non-cancelable operating leases in effect at September 30, 2014, assuming no new or renegotiated leases or option extensions on lease agreements, are as follows (in thousands):

Year	Amount
October 1 to December 31, 2014	$2,008
2015	7,708
2016	6,665
2017	5,973
2018	4,983
2019 and thereafter	19,711
Total	$47,048

Publix and Martin’s comprised approximately 17.6% and 13.6%, respectively, of the aggregate annualized effective rent of our eight owned shopping centers as of September 30, 2014. No other tenants comprised 10% or more of our aggregate annualized effective rent as of September 30, 2014.

12. SUBSEQUENT EVENTS

Sale of Shares of Common Stock

From October 1, 2014 through October 31, 2014, we raised gross proceeds of approximately $79.9 million through the issuance of 3.2 million shares of common stock under our offering. As of November 1, 2014, approximately 59.8 million shares remained available for sale to the public under our offering, exclusive of shares available under the DRIP.

Distributions

On October 1, 2014, we paid a distribution equal to a daily amount of $0.00445210 per share of common stock outstanding for stockholders of record for the period from September 1, 2014 through September 30, 2014. The total gross amount of the distribution was approximately $2.1 million, with $1.1 million being reinvested in the DRIP, for a net cash distribution of $1.0 million.

On November 3, 2014, we paid a distribution equal to a daily amount of $0.00445210 per share of common stock outstanding for stockholders of record for the period from October 1, 2014 through October 31, 2014. The total gross amount of the distribution was approximately $2.6 million, with $1.4 million being reinvested in the DRIP, for a net cash distribution of $1.2 million.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

12. SUBSEQUENT EVENTS  – (continued)

Acquisitions

Subsequent to September 30, 2014, we acquired a 100% ownership in the following properties (dollars in thousands):

Property Name	Location	Anchor Tenant	Acquisition Date	Purchase Price	Mortgage Loan Assumed	Square Footage	Leased % of Rentable Square Feet at Acquisition
Commonwealth Square	Folsom, CA	Raley’s	10/2/2014	$19,371	$7,172	141,310	84.8%
Colonial Promenade	Winter Haven, FL	Walmart(1)	10/10/2014	33,277	—	280,228	97.4%
Point Loomis	Milwaukee, WI	Pick 'n Save	10/21/2014	10,350	—	160,533	100.0%
Hilander Village	Roscoe, IL	Schnuck’s	10/24/2014	9,252	—	125,712	86.6%
Milan Plaza	Milan, MI	Kroger	10/24/2014	2,300	—	61,357	84.3%

(1)	The anchor tenant of Colonial Promenade is a Walmart Supercenter.

The supplemental purchase accounting disclosures required by GAAP relating to the recent acquisitions of the aforementioned properties have not been presented as the initial accounting for these acquisitions were incomplete at the time this Quarterly Report on Form 10-Q was filed with the SEC. The initial accounting was incomplete due to the late closing dates of the acquisitions.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q of Phillips Edison — ARC Grocery Center REIT II, Inc. (“we”, the “Company”, “our” or “us”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this Quarterly Report on Form 10-Q, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in Part II of this Form 10-Q and Item 1A in Part I of our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 6, 2014, for a discussion of some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements.

Overview

Organization

The Company was formed as a Maryland corporation on June 5, 2013, and intends to qualify as a REIT beginning with the taxable year ending December 31, 2014. We are offering to the public, pursuant to a registration statement, $2.475 billion in shares of common stock on a “reasonable best efforts” basis in our initial public offering. Our initial public offering consists of a primary offering of $2.0 billion in shares offered to investors at a price of $25.00 per share, with discounts available for certain categories of purchasers, and $475 million in shares offered to stockholders pursuant to a distribution reinvestment plan (the “DRIP”) at a price of $23.75 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRIP. On November 25, 2013, the registration statement for our offering was declared effective under the Securities Act of 1933, and on January 9, 2014, we broke the minimum offering escrow requirement of $2.0 million. Prior to January 9, 2014, our operations had not yet commenced.

Our advisor is American Realty Capital PECO II Advisors, LLC (the “Advisor”), a newly organized limited liability company that was formed in the State of Delaware on July 9, 2013 that is under common control with AR Capital LLC. We have entered into an advisory agreement with the Advisor which makes the Advisor ultimately responsible for the management of our day-to-day activities and the implementation of our investment strategy. The Advisor has delegated certain duties under the advisory agreement, including the management of our day-to-day operations and our portfolio of real estate assets, to Phillips Edison NTR II LLC (the “Sub-advisor”), which is directly or indirectly owned by Phillips Edison Limited Partnership (the “Phillips Edison sponsor”), and Michael Phillips and Jeffrey Edison, principals of our Phillips Edison sponsor. Notwithstanding such delegation to the Sub-advisor, the Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

We plan to continue investing primarily in well-occupied grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders. We expect that retail properties primarily would underlie or secure the real estate-related loans and securities in which we may invest.

Equity Raise Activity

As of September 30, 2014, we had issued pursuant to our initial public offering a total of 17.1 million shares of common stock, including 0.1 million shares issued through the DRIP, generating gross cash proceeds of $425.7 million. During the three months ended September 30, 2014, we issued 8.2 million shares of common stock, including 0.1 million shares issued through the DRIP, generating gross cash proceeds of $204.0 million.

Portfolio

Below are statistical highlights of our portfolio’s activities from inception to date, as of September 30, 2014:

	Cumulative Portfolio through September 30, 2014	Property Acquisitions during the Three Months Ended September 30, 2014
Number of properties	8	6
Number of states	5	3
Weighted average capitalization rate(1)	6.7%	6.7%
Weighted average capitalization rate with straight-line rent(2)	7.0%	6.8%
Total acquisition purchase price (in thousands)	$116,317	$87,966
Total square feet	720,725	558,786
Leased % of rentable square feet(3)	91.8%	90.3%
Average remaining lease term in years(3)	5.3	4.2

(1)	The capitalization rate is calculated by dividing the annualized in-place net operating income of a property as of the date of acquisition by the contract purchase price of the property. Annualized in-place net operating income is calculated by subtracting the estimated annual operating expenses of a property from the annualized rents to be received from tenants occupying space at the property as of the date of acquisition.
(2)	The capitalization rate with straight-line rent is calculated by dividing the annualized in-place net operating income, inclusive of straight-line rental income, of a property as of the date of acquisition by the contract purchase price of the property. This annualized in-place net operating income is calculated by subtracting the estimated annual operating expenses of a property from the straight-line annualized rents to be received from tenants occupying space at the property as of the date of acquisition.
(3)	As of September 30, 2014.

As of September 30, 2014, we owned eight real estate properties, acquired from third parties unaffiliated with us, the Advisor, or the Sub-advisor. The following table presents information regarding our properties as of September 30, 2014 (dollars in thousands):

Property Name	Location	Anchor Tenant	Date Acquired	Contract Purchase Price(1)	Rentable Square Feet	Average Remaining Lease Term in Years as of September 30, 2014	% of Rentable Square Feet Leased as of September 30, 2014
Bethany Village Shopping Center	Alpharetta, GA	Publix	3/14/2014	$11,151	81,674	4.9	93.3%
Staunton Plaza	Staunton, VA	Martin’s(2)	4/30/2014	17,200	80,265	10.6	100.0%
Northpark Village	Lubbock, TX	United Supermarkets(3)	7/25/2014	8,200	70,479	4.2	95.3%
Spring Cypress Village	Houston, TX	Sprouts	7/30/2014	21,400	97,488	6.8	79.0%
Kipling Marketplace	Littleton, CO	Safeway	8/7/2014	12,350	90,124	3.0	95.7%
Lake Washington Crossing	Melbourne, FL	Publix	8/15/2014	13,400	118,698	3.9	86.2%
MetroWest Village	Orlando, FL	Publix	8/20/2014	18,616	106,977	3.1	92.9%
Kings Crossing	Sun City Center, FL	Publix	8/26/2014	14,000	75,020	4.0	97.1%

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	Martin’s is an affiliate of Ahold USA.
(3)	United Supermarkets is an affiliate of Albertsons LLC.

The following table lists, on an aggregate basis, all of the scheduled lease expirations after September 30, 2014 over each of the ten years ending December 31, 2014 and thereafter for our eight shopping centers. The table shows the approximate rentable square feet and annualized effective rent represented by the applicable lease expirations (dollars in thousands):

Year	Number of Expiring Leases	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Leased Rentable Square Feet Expiring	% of Leased Rentable Square Feet Expiring
2014	9	$419	5.0%	21,429	3.2%
2015	23	1,090	12.9%	86,543	13.1%
2016	26	843	10.0%	47,767	7.2%
2017	16	719	8.5%	69,461	10.5%
2018	19	1,383	16.4%	108,906	16.5%
2019	12	452	5.4%	22,575	3.4%
2020	5	930	11.0%	109,971	16.6%
2021	3	537	6.4%	59,447	9.0%
2022	1	27	0.3%	1,100	0.2%
2023	2	167	2.0%	12,377	1.9%
Thereafter	6	1,873	22.1%	121,674	18.4%

(1)	We calculate annualized effective rent as monthly contractual rent as of September 30, 2014 multiplied by 12 months, less any tenant concessions.

Subsequent to September 30, 2014, we executed renewals on two leases that were scheduled to expire in 2014. The square footage associated with these renewals was 4,579 and the annualized rent was $95,000.

Portfolio Tenancy

Prior to the acquisition of a property, we assess the suitability of the grocery-anchor tenant and other tenants in light of our investment objectives, namely, preserving capital and providing stable cash flows for distributions. Generally, we assess the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition and demographics. When assessing the tenancy of the non-anchor space at the shopping center, we consider the tenant mix at each shopping center in light of our portfolio, the proportion of national and national franchise tenants, the creditworthiness of specific tenants, and the timing of lease expirations. When evaluating non-national tenancy, we attempt to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more individuals.

The following table presents the composition of our portfolio by tenant type as of September 30, 2014 (dollars in thousands):

Tenant Type	Leased Square Feet	% of Leased Square Feet	Annualized Effective Rent(1)	% of Annualized Effective Rent
Grocery anchor	389,655	58.9%	$3,742	44.3%
National and regional(2)	146,606	22.2%	2,449	29.0%
Local	124,989	18.9%	2,250	26.7%
	661,250	100.0%	$8,441	100.0%

(1)	We calculate annualized effective rent as monthly contractual rent as of September 30, 2014 multiplied by 12 months, less any tenant concessions.
(2)	We define national tenants as those that operate in at least three states. Regional tenants are defined as those that have at least three locations.

The following table presents the composition of our portfolio by tenant industry as of September 30, 2014 (dollars in thousands):

Tenant Industry	Leased Square Feet	% of Leased Square Feet	Annualized Effective Rent(1)	% of Annualized Effective Rent
Grocery	389,655	58.9%	$3,742	44.3%
Services(2)	126,730	19.2%	2,102	24.9%
Restaurant	82,653	12.5%	1,690	20.0%
Retail Stores(2)	62,212	9.4%	907	10.8%
	661,250	100.0%	$8,441	100.0%

(1)	We calculate annualized effective rent as monthly contractual rent as of September 30, 2014 multiplied by 12 months, less any tenant concessions.
(2)	We define retail stores as those that primarily sell goods, while services tenants primarily sell non-goods services.

The following table presents our grocery-anchor tenants by the amount of square footage leased by each tenant as of September 30, 2014 (dollars in thousands):

Tenant	Number of Locations(1)	Leased Square Feet	% of Leased Square Feet	Annualized Effective Rent(2)	% of Annualized Effective Rent
Publix	4	191,444	29.0%	$1,481	17.6%
Ahold USA(3)	1	68,716	10.4%	1,146	13.6%
Safeway	1	50,794	7.7%	381	4.5%
Albertsons(4)	1	50,700	7.6%	342	4.0%
Sprouts	1	28,001	4.2%	392	4.6%
	8	389,655	58.9%	$3,742	44.3%

(1)	Number of locations excludes auxiliary leases with grocery anchors such as fuel stations, pharmacies, and liquor stores, of which there were two as of September 30, 2014.

(2)	We calculate annualized effective rent as monthly contractual rent as of September 30, 2014 multiplied by 12 months, less any tenant concessions.
(3)	Martin’s is an affiliate of Ahold USA.
(4)	United Supermarkets is an affiliate of Albertsons LLC.

Results of Operations

Prior to January 9, 2014, our operations had not yet commenced. As a result, the discussions of the results of operations are only for the three and nine months ended September 30, 2014, with no prior period comparisons provided in the accompanying sections.

Three Months Ended September 30, 2014

Total revenues were approximately $2.0 million, with rental income of approximately $1.5 million. Other revenue, largely comprised of tenant reimbursements, was approximately $0.4 million.

Property operating costs were $0.3 million for the three months ended September 30, 2014. The significant items comprising this expense were common area maintenance of $0.2 million and property management fees paid to an affiliate of the Sub-advisor of $0.1 million.

Real estate taxes were $0.3 million for the three months ended September 30, 2014.

General and administrative expenses were approximately $0.4 million. This amount was comprised largely of audit and consulting fees, directors and officers insurance premiums, and board-related expenses.

Acquisition expenses, in the amount of approximately $1.5 million, were expensed as incurred. Included in these acquisition expenses were fees and expenses reimbursable to the Advisor and Sub-advisor of $1.0 million as well as $0.4 million in other acquisition expenses owed to third-parties, all related to property acquisitions occurring in the three months ended September 30, 2014. We incurred $0.1 million in expense related to acquisitions that had not closed as of September 30, 2014.

Depreciation and amortization expense for the three months ended September 30, 2014 was $0.9 million.

Interest expense was $0.5 million for the three months ended September 30, 2014.

The net loss attributable to our stockholders was $1.9 million for the three months ended September 30, 2014.

Nine Months Ended September 30, 2014

Total revenues were approximately $2.5 million, with rental income of approximately $2.0 million. Other revenue, largely comprised of tenant reimbursements, was approximately $0.5 million.

Property operating costs were $0.4 million for the nine months ended September 30, 2014. The significant items comprising this expense were common area maintenance of $0.2 million, insurance expenses of $0.1 million, and property management fees paid to an affiliate of the Sub-advisor of $0.1 million.

Real estate taxes were $0.3 million for the nine months ended September 30, 2014.

General and administrative expenses were approximately $1.0 million. This amount was comprised largely of audit and consulting fees, directors and officers insurance premiums, and board-related expenses.

Acquisition expenses, in the amount of approximately $2.1 million, were expensed as incurred. Included in these acquisition expenses were fees and expenses reimbursable to the Advisor and Sub-advisor of $1.3 million, as well as $0.7 million in other acquisition expenses owed to third-parties, all related to property acquisitions occurring in the nine months ended September 30, 2014. We incurred $0.1 million in expense related to acquisitions that had not closed as of September 30, 2014.

Depreciation and amortization expense for the nine months ended September 30, 2014 was $1.2 million.

Interest expense was $0.6 million for the nine months ended September 30, 2014.

The net loss attributable to our stockholders was $3.0 million for the nine months ended September 30, 2014.

We generally expect our revenues and expenses to increase in future years as a result of owning the properties acquired in 2014 for a full year and the acquisition of additional properties. Although we expect our general and administrative expenses to increase, we expect such expenses to decrease as a percentage of our revenues. We currently have substantial uninvested proceeds raised from our initial public offering, which we are seeking to invest promptly on attractive terms. If we are unable to invest the proceeds promptly and on attractive terms, we may have difficulty continuing to pay distributions at a 6.5% annualized rate.

Non-GAAP Measures

Funds from Operations, Funds from Operations Adjusted for Acquisition Expenses, and Modified Funds from Operations

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by NAREIT to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, we believe it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions which can change over time. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in our targeted portfolio which will consist of, but is not limited to, necessity-based neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies.

An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying or book value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that we may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use both FFO adjusted for acquisition expenses and modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA. FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO. In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:

(1)	straight-line rent amounts, both income and expense;
(2)	amortization of above- or below-market intangible lease assets and liabilities;
(3)	amortization of discounts and premiums on debt investments;
(4)	gains or losses from the early extinguishment of debt;
(5)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;
(6)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;
(7)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(8)	gains or losses related to contingent purchase price adjustments; and
(9)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. We have funded, and intend to continue to fund, both of these acquisition-related costs from the offering proceeds and borrowings and generally not from operations. However, if offering proceeds and borrowings are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs. We believe by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include those paid to the Advisor, the Sub-advisor or third parties.

As explained below, management’s evaluation of our operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, we explain below the reasons for each of the adjustments made in arriving at our MFFO definition.

•	Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.
•	Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.
•	Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.
•	Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing FFO adjusted for acquisition expenses and MFFO, we believe we are presenting useful information that also assists investors and analysts to better assess the sustainability (that is, the capacity to continue to be maintained) of our operating performance after our offering and acquisition stages are completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. FFO adjusted for acquisition expenses and MFFO are useful in comparing the sustainability of our operating performance after our offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of our operating performance after our offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired. All paid and accrued acquisition costs negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties we acquire. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In the event that we are unable to raise any additional proceeds from the sale of shares in our initial offering, we may still be obligated to pay acquisition fees and reimburse acquisition expenses to our Advisor and Sub-Advisor and the Advisor and Sub-Advisor will be under no obligation to reimburse these payments back to us. As a result, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect our book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income (loss) in calculating the cash flows provided by operating activities. Each of these items is considered an important overall operational factor that affects our long-term operational profitability. These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions. While we are responsible for managing interest rate, hedge and foreign exchange risk, we intend to retain an outside consultant to review any hedging agreements that we may enter into in the future. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, or as an indication of our liquidity, nor is any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no current net asset value determination. Additionally, FFO adjusted for acquisition expenses, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. FFO, FFO adjusted for acquisition expenses, and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs. Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO adjusted for acquisition expenses or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we may have to adjust our calculation and characterization of FFO, FFO adjusted for acquisition expenses or MFFO.

The following section presents our calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the period presented. We expect revenues and expenses to increase in future periods as we raise additional offering proceeds and use them to acquire additional investments.

FFO, FFO ADJUSTED FOR ACQUISITION EXPENSES, AND MFFO
FOR THE PERIOD ENDED SEPTEMBER 30, 2014
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Calculation of FFO
Net loss	$(1,921)	$(3,029)
Add:
Depreciation and amortization of real estate assets	930	1,186
FFO	$(991)	$(1,843)
Calculation of FFO Adjusted for Acquisition Expenses
Funds from operations	$(991)	$(1,843)
Add:
Acquisition expenses	1,494	2,080
FFO adjusted for acquisition expenses	$503	$237
Calculation of MFFO
FFO adjusted for acquisition expenses	$503	$237
Less:
Net amortization of above- and below-market leases	(42)	(8)
Straight-line rental income	(46)	(89)
Amortization of market debt adjustment	(3)	(6)
MFFO	$412	$134
Weighted-average common shares outstanding – basic and diluted	13,101	6,826
Net loss per share – basic and diluted	$(0.15)	$(0.44)
FFO per share – basic and diluted	$(0.08)	$(0.27)
FFO adjusted for acquisition expenses per share – basic and diluted	$0.04	$0.03
MFFO per share – basic and diluted	$0.03	$0.02

Liquidity and Capital Resources

General

Our principal demands for funds are for real estate and real estate-related investments and the payment of acquisition expenses, operating expenses, and distributions to stockholders. Generally, we expect cash needed for items other than acquisitions and acquisition expenses to be generated from operations. The sources of our operating cash flows are primarily driven by the rental income received from leased properties. We expect to continue to raise capital through our initial public offering and to utilize such funds and proceeds from secured or unsecured financing to complete future property acquisitions. As of September 30, 2014, we had raised approximately $425.7 million in gross proceeds from our initial public offering, including $3.2 million through the DRIP.

As of September 30, 2014, we had cash and cash equivalents of $243.9 million. During the nine months ended September 30, 2014, we had a net cash increase of $243.8 million.

This cash increase was the result of:

•	$0.1 million provided by operating activities, largely the result of an increase in accrued and other liabilities of $2.0 million. This was substantially offset by a net loss from operations before depreciation and amortization charges. Also included in this total was $2.1 million of real estate acquisition expenses incurred during the period and expensed in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations;
•	$119.4 million used in investing activities, which was primarily the result of property acquisitions occurring in the nine months ended September 30, 2014; and
•	$363.1 million provided by financing activities with $369.7 million from the net proceeds of the issuance of common stock. Partially offsetting this amount were payments on loan financing costs of $3.2 million, distributions paid to our stockholders of $3.0 million (net of DRIP proceeds), and payments on mortgages and notes payable of $0.4 million.

Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through existing cash on hand, net cash provided by property operations, proceeds from our offering, and proceeds from secured and unsecured debt financings. Operating cash flows are expected to increase as additional properties are added to our portfolio. Other than the commissions and dealer manager fees paid to Realty Capital Securities, LLC (the “Dealer Manager”), the organization and offering costs associated with our offering are initially paid by our sponsors. Our sponsors will be reimbursed for such costs up to 2.0% of the gross capital raised in our offering.

As of September 30, 2014, we have $12.5 million of contractual debt obligations, representing mortgage loans secured by our real estate assets, excluding below-market debt adjustments of $0.3 million, net of accumulated amortization. As these mature, we intend to refinance our debt obligations, if possible, or pay off the balances at maturity using the remaining net proceeds of our primary offering or other proceeds from operations and/or corporate-level debt.

On July 2, 2014, we entered into a revolving loan agreement (the “revolving credit facility”) with KeyBank National Association, an unaffiliated entity, as administrative agent, swing line lender and letter of credit issuer (“KeyBank”), along with certain other lenders, to borrow up to $200 million. Subject to certain conditions, the Revolving Credit Facility provides us with the ability from time to time to increase the size of the Revolving Credit Facility from the initial $200 million up to a total of $700 million. We do not currently have any borrowings outstanding under the terms of this facility.

For the nine months ended September 30, 2014, gross distributions of approximately $6.2 million were paid to stockholders, including $3.2 million of distributions reinvested through the DRIP, for net cash distributions of $3.0 million. On October 1, 2014, gross distributions of approximately $2.1 million were paid, including $1.1 million of distributions reinvested through the DRIP, for net cash distributions of $1.0 million. Distributions were funded by proceeds from our primary offering.

On September 19, 2014, our board of directors authorized distributions to the stockholders of record at the close of business each day in the period commencing October 1, 2014 through and including November 30, 2014. The authorized distributions equal an amount of $0.00445205 per share of common stock, par value $0.01 per share. A portion of each distribution is expected to constitute a return of capital for tax purposes.

Long-term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for real estate and real estate-related investments and the payment of acquisition expenses, operating expenses, distributions and redemptions to stockholders, interest and principal on indebtedness, and payments on amounts due to our sponsors for organization and offering costs incurred on our behalf. Generally, we expect to meet cash needs for items other than organization and offering costs as well as acquisitions and acquisition expenses from our cash flow from operations, and we expect to meet cash needs for acquisitions and acquisition expenses from the net proceeds of our initial public offering and from debt financings, including our revolving credit facility. As they mature, we intend to refinance our long-term debt obligations if possible, or pay off the balances at maturity using the remaining net proceeds of our primary offering or proceeds from operations and/or other corporate-level debt. We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are funded; however, we have and may continue to use other sources to fund distributions as necessary, including proceeds from our initial public offering, contributions or advances made to us by the Advisor, Sub-advisor and their respective affiliates, and borrowings under current or future debt agreements.

Our board of directors has adopted corporate governance guidelines that limit our borrowings to 300% of our net assets (as defined in our corporate governance guidelines); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and if we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly. As of September 30, 2014, our borrowings were 3.5% of our net assets.

We believe that careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

As of September 30, 2014 and December 31, 2013, our leverage ratio (calculated as total debt, less cash and cash equivalents, as a percentage of total real estate investments, including acquired intangible lease assets and liabilities, at cost) could not be calculated, as our cash balances exceeded our debt outstanding.

The table below summarizes our consolidated indebtedness at September 30, 2014 (dollars in thousands).

Debt(1)	Principal Amount at September 30, 2014	Weighted- Average Interest Rate	Weighted- Average Years to Maturity
Fixed-rate mortgages payable(2)	$12,516	6.0%	22.0

(1)	The debt maturity table does not include any below-market debt adjustment, of which $0.3 million, net of accumulated amortization, was outstanding as of September 30, 2014.
(2)	Currently all of our fixed-rate debt represents a loan assumed as part of an acquisition. These loans typically have higher interest rates than interest rates associated with new debt.

Contractual Commitments and Contingencies

Our contractual obligations as of September 30, 2014, were as follows (in thousands):

	Payments due by period
	Total	2014	2015	2016	2017	2018	Thereafter
Long-term debt obligations – principal payments	$12,516	$64	$264	$279	$299	$317	$11,293
Long-term debt obligations – interest payments	10,465	188	738	723	703	685	7,428
Total	$22,981	$252	$1,002	$1,002	$1,002	$1,002	$18,721

Our portfolio debt instrument and the revolving credit facility contain certain covenants and restrictions that require us to meet certain financial ratios, including but not limited to: borrowing base loan-to-value ratio, debt service coverage ratio and fixed charge ratio. As of September 30, 2014, we were in compliance with the restrictive covenants of our outstanding debt obligation. We expect to continue to meet the requirements of our debt covenants over the short and long term.

Distributions

Distributions for the nine months ended September 30, 2014 accrued at an average daily rate of $0.00445205 per share of common stock.

Activity related to distributions to our stockholders for the three and nine months ended September 30, 2014 is as follows (in thousands):

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Gross distributions paid	$4,293	$6,168
Distributions reinvested through DRIP	2,267	3,176
Net cash distributions	2,026	2,992
Net loss attributable to stockholders	1,921	3,029
Net cash provided by operating activities	551	133

There were gross distributions of $2.1 million accrued and payable as of September 30, 2014. To the extent that distributions paid were greater than our cash provided by operating activities for the nine months ended September 30, 2014, we funded such excess distributions with proceeds from our primary offering.

We expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by our intention to comply with REIT requirements of the Internal Revenue Code.

We may receive income from interest or rents at various times during our fiscal year and, because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period. We will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to borrowings or proceeds from our initial public offering to fund our distributions. We may also fund such distributions from advances from our sponsors or from any deferral or waiver of fees by the Advisor or Sub-advisor. To the extent that we pay distributions from sources other than our cash provided by operating activities, we will have fewer funds available for investment in properties. The overall return to our stockholders may be reduced, and subsequent investors may experience dilution.

Our general distribution policy is not to use the proceeds of our offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from our offering or the proceeds from the issuance of securities in the future, and, therefore, proceeds of our offering may fund distributions. As we have raised substantial amounts of offering proceeds and are continuing to seek additional opportunities to invest these proceeds on attractive terms, our cash provided by operating activities has not yet been sufficient to fully fund our ongoing distributions. Because we do not intend to borrow money for the specific purpose of funding distribution payments, we have funded, and may continue to fund, a portion of our distributions with proceeds from our offerings.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. However, we may be subject to certain state and local taxes on our income, property or net worth, respectively, and to federal income and excise taxes on our undistributed income.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Critical Accounting Policies

There have been no changes to our critical accounting policies during the nine months ended September 30, 2014, except that subsequent to the issuance of our Annual Report on Form 10-K, we have continued to adopt additional accounting policies as required by our increasing operational activity. For a summary of our critical accounting policies, refer to our Annual Report on Form 10-K for the year ended December 31, 2013. The additional accounting policies that we have adopted since the issuance of our Annual Report on Form 10-K have been included within Note 2 to the condensed consolidated interim financial statements presented herein.

Impact of Recently Issued Accounting Pronouncements — In April 2014, FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this update raise the threshold for a property disposal to qualify as a discontinued operation and require new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. Unless we elect early adoption, the standard will be effective for us on January 1, 2015. In future periods, the adoption of this pronouncement may result in property disposals not qualifying for discontinued operations presentation, and thus the results of those disposals will remain in income from continuing operations.

In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 will eliminate the transaction- and industry-specific revenue recognition guidance currently in place under GAAP and will replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 does not apply to lease contracts accounted for under ASC 840, Leases. ASU 2014-09 will be effective for annual and interim periods beginning after December 15, 2016, and early adoption is prohibited. We are currently assessing the impact the adoption of ASU 2014-09 will have on our financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2014, we did not have any off-balance sheet arrangements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As of September 30, 2014, we had no variable-rate debt outstanding and therefore are not directly exposed to interest rate changes. We may hedge a portion of any future exposure to interest rate fluctuations through the utilization of interest rate swaps in order to mitigate the risk of this exposure. We do not intend to enter into derivative or interest rate transactions for speculative purposes. Our hedging decisions will be determined based upon the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. Because we may use derivative financial instruments to hedge against interest rate fluctuations, we may be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of September 30, 2014, we were not party to any interest rate swap agreements.

As the information presented above includes only those exposures that exist as of September 30, 2014, it does not consider those exposures or positions that could arise after that date. Hence, the information represented herein has limited predictive value. As a result, the ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period, the hedging strategies at the time, and the related interest rates.

We do not have any foreign operations, and thus we are not exposed to foreign currency fluctuations.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of September 30, 2014. Based on that evaluation, our Principal Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were effective as of September 30, 2014.

Internal Control Over Financial Reporting

During the third quarter of 2014, there were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we are party to legal proceedings, which arise in the ordinary course of our business. We are not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by governmental authorities.

Item 1A. Risk Factors

The following risk factors supplement the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013.

Risks Related to an Investment in Us

Recent disclosures made by American Realty Capital Properties Inc. (“ARCP”), an entity previously sponsored by AR Capital LLC (our “AR Capital sponsor”), regarding certain accounting errors have led to the temporary suspension of selling agreements by certain broker-dealers.

ARCP recently announced that its audit committee had concluded that its previously issued financial statements and other financial information contained in certain of their public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. These accounting errors resulted in the resignations of ARCP’s former chief financial officer and its former chief accounting officer. ARCP’s former chief financial officer is one of the non-controlling owners of our AR Capital sponsor, but does not have a role in the management of our business.

As a result of this announcement, a number of broker-dealer firms that had been participating in the distribution of offerings of public, non-listed REITs sponsored directly or indirectly by our AR Capital sponsor have temporarily suspended their participation in the distribution of those offerings, including ours. These temporary suspensions, as well as any future suspensions, could have a material adverse effect on our ability to raise additional capital. We cannot predict the length of time these temporary suspensions will continue, and whether the broker-dealer firms will reinstate their participation in the distribution of our offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, a portion of our distributions from the net proceeds of our “best efforts” offering, which reduces the amount of cash we ultimately have to invest in assets, negatively impacting the value of our stockholders’ investment and is dilutive to our stockholders.

Our organizational documents permit us to pay distributions from sources other than cash flow from operations. Specifically, some or all of our distributions may be paid from retained cash flow, from borrowings and from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of our “reasonable best efforts” offering. Accordingly, until such time as we are generating cash flow from operations sufficient to cover distributions, during the pendency of our “reasonable best efforts” offering, we have and will likely continue to pay distributions from the net proceeds of the offering. We have not established any limit on the extent to which we may use alternate sources, including borrowings or proceeds of the offering, to pay distributions. We began declaring distributions to stockholders of record during February 2014. A portion of the distributions paid to stockholders to date have been paid from the net proceeds of our “reasonable best efforts” offering, which reduces the proceeds available for other purposes. For the nine months ended September 30, 2014, we paid distributions of $6.2 million, including distributions reinvested through our distribution reinvestment plan, and our GAAP cash flows from operations were $0.1 million. To the extent we pay cash distributions, or a portion thereof, from sources other than cash flow from operations, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. In addition, by using the net proceeds of our “reasonable best efforts” offering to fund distributions, earlier investors may benefit from the investments made with funds raised later in our “reasonable best efforts” offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

The Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. Through 2014, the FDIC is insuring up to $250,000 per depositor per insured bank account. At September 30, 2014, we had cash and cash equivalents exceeding these federally insured levels. If the banking institutions in which we have deposited funds ultimately fail, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

Two of our tenants generated a significant portion of our revenue, and a rental payment default by these significant tenants could adversely affect our results of operations.

For the nine months ended September 30, 2014, approximately 17.6% and 13.6%, respectively, of our consolidated base rental revenue was generated from leases with Publix Super Markets and with an affiliate of Ahold USA. As a result of the concentration of revenue generated from these tenants, if Publix Super Markets or Ahold USA were to cease paying rent or fulfilling their other monetary obligations we could have significantly reduced rental revenues or higher expenses until the default was cured or the space was leased to a new tenant or tenants. In addition, there is no assurance that the space could be re-leased on similar or better terms, if at all.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

a)	We did not sell any equity securities that were not registered under the Securities Act of 1933, as amended, during the nine months ended September 30, 2014.
b)	On November 25, 2013, our registration statement on Form S-11 (File No. 333-190588), covering a public offering of up to 100,000,000 shares of common stock, was declared effective under the Securities Act of 1933, and we commenced our initial public offering. We are offering 80,000,000 shares of common stock in our primary offering at an aggregate offering price of up to $2.0 billion, or $25.00 per share with discounts available to certain categories of purchasers. The 20,000,000 shares offered under the DRIP are initially being offered at an aggregate offering price of $475 million, or $23.75 per share. We are selling the shares registered in our primary offering over a two-year period, which ends November 25, 2015. Under rules promulgated by the SEC, in some instances we may extend the primary offering beyond that date. We may sell shares under the DRIP beyond the termination of the primary offering until we have sold all the shares under the plan.
c)	As of September 30, 2014, we had issued a total of 17.1 million shares of common stock including 0.1 million shares issued through the DRIP, generating gross cash proceeds of $425.7 million, since our inception.

The following table reflects the offering costs associated with the issuance of common stock for the nine months ended September 30, 2014 (in thousands):

Nine Months Ended September 30, 2014
Selling commissions and dealer manager fees	$40,195
Other offering costs	12,147
Total	$52,342

The Dealer Manager reallowed the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and reallowed related to the sale of shares of common stock (in thousands):

Nine Months Ended September 30, 2014
Total commissions incurred from the Dealer Manager	$40,195
Less:
Commissions to participating broker-dealers	(27,573)
Reallowance to participating broker-dealers	(4,600)
Net to the Dealer Manager	$8,022

As of September 30, 2014, we have incurred $52.3 million of cumulative offering costs in connection with the issuance and distribution of common stock. Offering proceeds of $425.7 million exceeded cumulative offering costs by $373.4 million at September 30, 2014.

To the extent that we are able to identify suitable investments, we have used, and expect to continue to use, substantially all of the net proceeds from our ongoing initial public offering to invest primarily in grocery-anchored neighborhood and community shopping centers throughout the United States. We may use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase program, capital expenditures, tenant improvement costs, and other funding obligations. As of September 30, 2014, we have used the net proceeds from our ongoing primary public offering to purchase $116.3 million in real estate and to pay $2.1 million of acquisition fees and expenses.

d)	We did not repurchase any of our securities during the nine months ended September 30, 2014.

Item 6. Exhibits

Ex.	Description
10.1	Credit Agreement dated as of July 2, 2014, among Phillips Edison — ARC Grocery Center Operating Partnership II, L.P.; Phillips Edison — ARC Grocery Center REIT II, Inc.; Certain Subsidiaries of the Parent Entity; KeyBank National Association; JPMorgan Chase Bank, Bank of America, N.A.; Wells Fargo Bank, National Association; MUFG Union Bank, N.A.; and certain other lenders thereto
31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002
101.1	The following information from the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets; (ii) Condensed Consolidated Statement of Operations and Comprehensive Loss; (iii) Condensed Consolidated Statement of Equity; and (iv) Condensed Consolidated Statement of Cash Flows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHILLIPS EDISON — ARC GROCERY CENTER REIT II, INC.
Date: November 10, 2014	By: /s/ Jeffrey S. Edison Jeffrey S. Edison Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Date: November 10, 2014	By: /s/ Devin I. Murphy Devin I. Murphy Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)